Exhibit 2.(b).2

Unofficial Translation

Version for signing – Series B Bonds

Trust Deed
signed on the 26th of November, 2009

between:

PARTNER COMMUNICATIONS COMPANY LTD.
of 8 Amal Street, Rosh Ha’ayin, Israel
Tel: +972-54-7814191; fax: + 972-54-7814193
(hereinafter – "the Company")

of the first part;
and:

ZIV HAFT TRUST COMPANY LTD.
of 46-48 Menachem Begin Street, Tel-Aviv, Israel
Telephone: + 972-3-6386894
Fax: + 972-3-6374344
(hereinafter – "the Trustee")

of the second part;

Whereas
the Company desires to raise capital against the issuance of Series B Bonds of the Company, which are not convertible into shares of the Company, and which have been assigned a rating of ilAA-/stable by Standard and Poor’s Maalot, correct to the date of This Deed, all as specified in and being subject to the provisions of This Trust Deed (hereinafter: “the Bonds”);

and whereas	the Trustee is a company limited in shares, duly incorporated in Israel, whose object is to engage in trusts;

and whereas
the Trustee declares that there is no restraint pursuant to the Law (as this term is defined hereunder) or pursuant to any other law, on its engagement with the Company pursuant to This Trust Deed, and that it fulfills all requirements and qualifications prescribed in the Law (as this term is defined hereunder) for serving as the Trustee pursuant to This Trust Deed;

and whereas	the Trustee has no material interest in the Company, and the Company has no personal interest in the Trustee;

and whereas	the Company declares that there is no statutory restraint on its engagement with the Trustee pursuant to This Trust Deed;

and whereas
the Company applied to the Trustee, requesting it, subject to the issuance of the Bonds, to serve as the Trustee for the Holders of the Bonds to be issued within this framework, and the Trustee agreed to this, all subject and pursuant to the conditions of This Trust Deed;

and whereas	the Trustee agreed to sign This Trust Deed and to act as the Trustee of the Bondholders; wherefore, the parties agree, declare and stipulate as follows:

1.	Recitals, Interpretation and Definitions

1.1	The recitals to This Trust Deed and the appendices attached thereto constitute an integral part thereof.

1.2	This Trust Deed has been divided into clauses and clause headings have been added solely for the sake of convenience and reference, and they may not be used for interpretation purposes.

1.3
All that stated in This Trust Deed in the plural also implies the singular and vice versa; all that stated in the masculine gender also implies the feminine and vice versa, and every reference to a person also implies a corporation, all provided that This Deed does not contain any other express and/or implied provision and/or provided that the content or context does not dictate otherwise.

1.4	In any instance of a contradiction between the Trust Deed and documents attached thereto, the provisions of the Trust Deed shall prevail.

1.5	In This Trust Deed, the following expressions shall have the meanings alongside them, unless another intent is implied from the content or context of the matters:

“The Company” –	Partner Communications Company Ltd.
“This Deed” or “the Trust Deed” –	This Trust Deed, including the addenda and appendices attached thereto and constituting an integral part thereof.
“The Trustee” –	The Trustee referred to at the head of This Deed and/or any party that shall serve from time to time as the Trustee of the Bondholders pursuant to This Deed.
“The Law” –	The Securities Law, 5728 – 1968, and the regulations instituted by virtue thereof, as they shall be from time to time.
“The Register” –	The register of the Bondholders as stated in clause 24 of This Deed.
“The TASE” –	The Tel-Aviv Stock Exchange Ltd.
“Principal” –	The par value of the Bonds.
“Ordinary Resolution” –
Resolution passed during a general meeting of the Bondholders, during which Holders of at least twenty-five percent (25%) of the balance of the par value of the Bonds in circulation of that series were present, either in person or by proxy, or during an adjourned meeting, during which any number was present, and which was passed (whether during the original meeting or during the adjourned meeting) by a majority of at least fifty-percent (50%) of all votes of those participating in the vote, excluding abstentions.

“Special Resolution” –
Resolution passed during a general meeting of the Bondholders, during which Holders of at least fifty percent (50%) of the balance of the par value of the Bonds in circulation of that series were present, either in person or by proxy, or during an adjourned meeting, during which Holders of at least ten percent (10%) of the said balance were present, either in person or by proxy, and which was passed (whether during the original meeting or during the adjourned meeting) by a majority of at least seventy-five percent (75%) of all votes of those participating in the vote, excluding abstentions.

“The Nominee Company” –	The Nominee Company of Bank Leumi le-Israel Ltd.
“The Bonds” or “The Series B Bonds” –	Registered Series B Bonds, the conditions of which are specified in This Deed, inclusive of addenda thereto, which shall be issued from time to time, at the Company’s sole discretion.
“The Bondholders” and/or “the Holders” –
The persons whose names are registered at any given time in the Register as the Bondholders and, in the case of joint Holders – the joint Holder that is listed first in the Register, or any party having a Bond registered in its favor with a member of the TASE and that Bond is included among the Bonds listed in the Register under the name of the Nominee Company.

“Trading Day” –	Any day on which transactions are transacted on the Tel-Aviv Stock Exchange Ltd.
“The Consumer Price Index” or “Index” –
The price index known by the name “the Consumer Price Index,” which includes fruits and vegetables, and which is published by the Central Bureau of Statistics [of Israel] and includes that Index, even if published by another official body or institution, and including any official index that might replace it, whether or not constructed from the same data as those on which the existing Index was constructed. If another Index shall replace it, which shall be published by such body or institution, and that body or institution has not prescribed the ratio between it and the Index being replaced, the Central Bureau of Statistics shall prescribe that ratio. In the event that that ratio shall not be so prescribed, then the Trustee, in consultation with economic experts to be chosen by the Trustee, shall prescribe the ratio between the other Index and the Index being replaced.

“The Payment Index” –	The Index known on the execution date of any payment on account of the Principal and/or interest.
“The Known Index” –	On any date – the Index last published prior to that date.
“The TASE Clearing House –	The clearing house of the Tel-Aviv Stock Exchange Ltd.
“Arrears Interest” –	As this term is defined in clause 5.1 of the Conditions Recorded in the Overleaf.
“Rating Company” –	A rating company approved by the Capital Market Commissioner of the Ministry of Finance .

2.	Bond Issue

2.1
The Company shall issue a series, unrestricted in sum, of registered Series B Bonds of NIS 1 par value each, bearing interest at the rate of 3.4% per annum, linked (Principal and interest) to the Consumer Price Index in respect of the month of October 2009, as published on November 15, 2009.

The Principal of the Series B Bonds shall be payable in four (4) equal annual payments, on November 30 of each of the years 2013 through 2016 (inclusively).

The first payment of the Principal shall be executed on November 30, 2013, and the last payment of the Principal shall be executed on November 30, 2016.

The interest on the Bonds shall be paid in biannual payments, on May 31 and on November 30 of each of the years 2010 through 2016, for the six-month period ending on the date of each such payment (hereinafter: “Interest Period”).

The first payment of the interest shall be executed on May 31, 2010, and the last payment on November 30, 2016, together with the payment of the Principal, and against the return of the Bonds to the Company, all pursuant to the conditions specified in the attached Bond in the First Addendum to This Deed.

The Bonds shall be issued to any party that is, on the Bond issue date, “Institutional Investors,” as this term is defined in the Securities Regulations (Method of Offering Securities to the Public), 5767 – 2007. Any transfer of the Bonds is subject to the restrictions on transfers specified in clause 7 of the Conditions Recorded in the Overleaf.

The Bonds are being offered in a transaction that does not constitute a public offering in the United States, as this term is defined in the Securities Act of the United States of 1933, inclusive of amendments thereto (hereinafter: “the Law in the U.S.”). The Bonds shall not be submitted for listing with the Securities Exchange Commission of the United States or other securities authority of any state in the United States. The Bonds shall not be offerable or sellable pursuant to the Law in the U.S. by any Holder, unless pursuant to an exemption from the listing requirements in the United States, or within the scope of a transaction that is not subject to the listing requirements pursuant to the Law in the U.S., and pursuant to all operative securities laws in the relevant state in the United States.

2.2	Expansion of the series

2.2.1
The Company may issue additional Bonds at any time and from time to time, without needing the consent of the Bondholders and/or the Trustee, including to a subsidiary of the Company, in conformity with all statutory provisions, the conditions of which shall be identical to the conditions of the Series B Bonds, at any price and in any manner that the Company shall deem fit, provided that This Deed shall also apply to all such additional Bonds that shall be issued by the Company and, as of the issue date thereof, they shall be tantamount to the Series B Bonds issued initially. Notwithstanding that stated anywhere in This Deed, an additional issuance of Series B Bonds exceeding the volume rated by a Rating Company within the scope of this series (on the date of This Deed, the sum is NIS 1,000,000,000 [one billion]), shall be executed subject to the assigning of an additional rating by a Rating Company, and provided that such additional issuance of Bonds of the same series shall not adversely affect the rating of the Bonds issued initially pursuant to This Deed, as the rating shall be at that time. If required, the Company shall obtain the approval of the TASE for such expansion. In the event of an expansion of the Series B Bonds, the Company and the Trustee shall decide whether the Trustee’s fee should be increased and by what sum.

2.2.2
The Series B Bonds shall be issued without a discount. If the discount rate that shall be affixed for the Series B Bonds subsequent to an expansion of the series of Series B Bonds shall differ from the discount rate of the Series B Bonds in circulation at that time, then, around the time of the expansion of the Bond Series, the Company shall apply to the Israel Tax Authority in relation to the deduction of tax at source from the discount fees in respect of the Series B Bonds, requesting its approval that a uniform discount rate shall be affixed to the Series B Bonds, according to a formula that weights the differing discount rates in that Series, if any.

2.2.3
Should such approval be received, the Company shall calculate the weighted discount rate in respect of all of the Series B Bonds, and shall report the rate of the uniform weighted discount, and shall deduct tax on the payment dates of the Series B Bonds according to such weighted discount rate and pursuant to the provisions of the Law. Should such approval not be received, then, shortly after receiving the Tax Authority’s notice, the Company shall report its failure to receive such approval, and that the uniform discount rate shall be the highest discount rate created in respect of the Series B Bonds. The Company shall deduct tax at source when paying the Bonds of that Series, according to the discount rate that shall be so reported.

2.2.4
Consequently, instances are possible whereby the Company shall deduct tax at source in respect of discount fees at a rate that is higher than the discount fees affixed for any party that held Series B Bonds prior to the said expansion of the Series. In such instance, a taxpayer, who held Series B Bonds prior to the expansion of the Series and up until the payment of the Series B Bonds, shall be entitled to submit a tax statement to the Tax Authority and receive a refund of the tax deducted from the discount fees, to the extent that it is entitled to such refund by law.

2.3
Issuance of additional securities – the Company may issue, at any time and from time to time (whether by private offering or by public offering), including to a Related Corporation of the Company, at its sole discretion, without needing the consent of the Bondholders or of the Trustee or to issue a notice to any of them in this regard, bonds of a different class or other series of bonds or other securities of any type and class whatsoever, with or without accompanying rights to purchase shares of the Company, with conditions of interest, linkage, sureties, payment and other conditions to the extent that the Company shall deem fit, whether they are more favorable than, equal to or inferior to the conditions of the Bonds.

2.4
Listing of the securities in the “continuous institutional trading” system” – subject to the provisions of the TASE regulations, the Company shall list the Bonds under the name of the Nominee Company of Bank Leumi le-Israel Ltd. (hereinafter: “the Nominee Company”) and shall exert its best efforts to list the Bonds for trading, within 30 days of the issue date, with the TASE Clearing House, which shall provide clearing services for the Bonds. Furthermore, within the scope of the trading system that the TASE operates for institutional investors [Tel-Aviv Continuous Trading – Institutional] (hereinafter: “TACT Institutional”), the Company shall assume all costs that shall be involved in listing on the TACT Institutional system. If the Bonds shall be listed for TACT Institutional, the following provisions shall apply:

2.4.1
Any payment that the Company shall pay to the TASE Clearing House and/or to the Nominee Company in payment of the Principal and/or the interest and/or additional payments shall be deemed a payment to the Holders.

2.4.2
Any Bondholder shall be able to exercise its rights as a Bondholder, provided that the Company and/or the Trustee, as the case may be, shall receive a confirmation from the Nominee Company specifying the name of the Bondholder and the inclusive sum in respect of the Bond Principal being held by the Nominee Company for that Bondholder.

2.4.3
The Bondholders shall cooperate with the Company, to the extent required, in order to carry out that stated above, including, and without derogating from the general purport of that stated above, the return of the original Bond certificates issued under their names, if issued, to the Company for the purpose of issuing the Bond certificates under the name of the Nominee Company.

2.4.4
The Company shall notify the Trustee of the listing of the Bonds on TACT Institutional and shall act in conformity with all relevant TASE instructions and directives pertaining to TACT Institutional, including the ex day, the cum day, and the interest calculation methods. The provisions of This Trust Deed and the provisions of the Bond conditions shall be amended, if and to the extent required, in accordance with the TASE instructions and directives, without requiring the consent of the Trustee and/or the Bondholders, except in the instance whereby the Trustee shall be convinced that such amendment materially prejudices the Bondholders. It is hereby clarified that a reduction of the interest rate specified in the Bond, a material change in the payment dates of the Principal and interest, the elimination of any of the causes specified in clause 7 of This Deed for calling for immediate repayment, or the elimination of any of the reports pursuant to clause 27 of This Deed – are all deemed to be amendments that prejudice the rights of the Bondholders as stated above in this clause 2.4.4, and therefore, shall not be amendable by the Trustee, unless the consent of the Bondholders is obtained by way of a Special Resolution.

2.4.5
To dispel any doubt, it is hereby clarified that, subject to the provisions of the Law and the TASE regulations, any party that is not one of the investors specified in clauses 15.A(b)(1) or 15.A(b)(2) of the Law shall be not permitted to trade the Bonds within the framework of the TACT Institutional system as stated.

2.4.6	Listing within the scope of the TACT Institutional system is not listing for trading on the TASE, as this term is defined in clause 2.5 hereunder.

2.5	Listing of the Bonds for trading on the TASE

2.5.1
The Company covenants to exert its best efforts and to take all steps reasonably required to list the Bonds for trading on the TASE by June 30, 2010, subject to all statutory provisions and the TASE regulations, including the publication of a prospectus for the purpose of listing the Bonds for trading on the TASE. To dispel any doubt, it is hereby clarified that, in the event that the Company shall not list the Bonds for trading by the said date, for any reason whatsoever, such failure to list shall not constitute a cause for calling for the immediate repayment of the Bonds, and the Company shall continue to pay the Interest Increment (as this term is defined in clause 2.5.3 hereunder), until the Bonds are listed for trading on the TASE (to the extent that they shall be listed). Upon the listing of the Bonds for trading on the TASE, the Bonds shall cease to be traded in TACT Institutional.

2.5.2
In any instance of the listing of the Bonds for trading on the TASE as stated above, the provisions of the Trust Deed and the provisions of the Bond conditions shall be amended, if and to the extent required pursuant to the instructions and directives of the TASE and/or the Securities Authority, this without the Company having to obtain any approval from the Bondholders and/or the Trustee, provided that the Trustee has been convinced that the amendment required by the TASE and/or the Securities Authority does not materially prejudice the rights of the Bondholders. Upon the listing of the Bonds for trading on the TASE, the Bonds shall cease to be traded in TACT Institutional. It is hereby clarified that a reduction of the interest rate specified in the Bond (except with respect to the Interest Increment, as specified hereunder in clause 2.5.3), a material change in the payment dates of the Principal and interest, the elimination of any of the causes specified in clause 7 of This Deed for calling for immediate repayment, or the elimination of any of the reports pursuant to clause 27 of This Deed – are all deemed to be amendments that prejudice the rights of the Bondholders as stated above in this clause 2.5.2, and therefore, shall not be amendable by the Trustee, unless the consent of the Bondholders is obtained by way of a Special Resolution.

2.5.3
As long as the Bonds shall not be listed for trading solely on the TASE, the Company shall pay an increment of 0.6% to the annual interest rate payable in respect of the outstanding balance of the Principal of the Bonds (hereinafter: “the Interest Increment”), this up to and including the publication date of the listing prospectus for the Bonds on the TASE or a shelf offering report under which the Bonds shall be listed for trading on the TASE (hereinafter jointly in this clause only: “the Publication Date of the Prospectus”).

It is hereby clarified that, in the instance whereby the Bonds shall be listed for trading on the TASE during an Interest Period, as this term is defined in clause 4 of the Conditions Recorded in the Overleaf of the Bond Certificate (hereinafter: “Interest Period”), the Company shall pay a one-time payment to each Bondholder at the end of the last Trading Day in TACT Institutional (one Trading Day before the Bonds stop being traded in TACT Institutional) (hereinafter in this clause only: “the Record Date”), such payment being at the height of the Interest Increment in respect of the outstanding balance of the Principal of the Bonds for the period commencing on the Bond allotment date, or commencing at the beginning of the Interest Period in which the Bonds were listed for trading, whichever is later (hereinafter: “the Beginning of the Interest Period”), and ending on the Publication Date of the Prospectus or the shelf offering report, whereby the Interest Increment shall be calculated according to 365 days in a year and shall be paid according to the number of days since the Beginning of the Interest Period that preceded the Publication Date of the Prospectus and until the Publication Date of the Prospectus or the shelf offering report (inclusively). The Company shall issue a notice to the TASE at least four Trading Days prior to the Record Date regarding the Record Date and regarding the interest rate that shall be paid. The Company shall also publish a notice regarding the payment date of the Interest Increment as stated.

In the instance whereby, at any time subsequent to the listing of the Bonds for trading on the TASE, the Bonds shall be delisted from the TASE (other than as a result of a merger of the Company [whether done as a contractual merger, pursuant to the provisions of section 314 of the Companies Law, or whether done through an arrangement pursuant to section 350 of the Companies Law] and/or as a result of a debt arrangement of the Company), this clause 2.5.3 shall again be in effect as of the delisting date of the Bonds, and this, until the Bonds shall be relisted for trading on the TASE (to the extent that they shall be relisted).

2.5.4
As long as the Bonds shall not be listed for trading solely on the TASE – in the event of a decline in the rating of the Bonds for any reason whatsoever (provided that the rating was lowered by a Rating Company), the annual interest rate borne by the Bonds shall increase on a one-time basis at the rate of 0.25% (hereinafter: “the Interest Increment in Respect of a Decline in Rating”), as of the Rating Company’s notice date and until the Publication Date of the Listing Prospectus for the Bonds on the TASE or a shelf offering report under which the Bonds shall be listed for trading on the TASE. To dispel any doubt, it is hereby clarified that the Interest Increment in Respect of a Decline in Rating is a one-time increment due to an event of a decline in rating of the Bonds as stated, and no additional Interest Increment shall be paid in respect of further declines in rating, to the extent that there will be any subsequently. It is further clarified that, upon the listing of the Bonds for trading on the TASE, this clause 2.5.4 shall automatically expire.

2.5.5
It is hereby clarified that, pursuant to the directives of the Securities Authority, if and to the extent that the Company shall list the Bonds for trading on the TASE, all Bonds issued in the private offering by the Company to any parties that were, on the date of the private offering, Institutional Investors, as this term is defined in the Securities Regulations (Mode of Offering Securities to the Public), 5767 – 2007 (hereinafter: “Mode of Offering Regulations”) (to differentiate from “classified” investors listed in the First Addendum to the Law and “private” investors, pursuant to the provisions of section 15.A(a)(1) of the Law) and that are deemed institutional investors as stated also on the Publication Date of the Prospectus or the shelf offering report, as the case may be, shall be released from the restrictions prescribed in section 15.C of the Law by way of a listing prospectus that the Company shall publish for the purpose of listing the Bonds for trading as stated (or by way of a shelf offering report pursuant to the Law), provided that these Bonds are still being held by them on that date. Around the time of the Publication Date of the Prospectus or the shelf offering report of the Company (if any), the Company shall contact the Bondholders at that time and request that they furnish information about the rate of their holdings of the Series B Bonds for the purpose of examining compliance with the TASE listing requirements, and the Bondholders shall cooperate with the Company to the extent required for this purpose and shall forward the information as requested.

2.5.6
Notwithstanding that stated anywhere in This Deed, it is hereby emphasized and clarified that, if it shall become evident that an investor to whom Series B Bonds were issued in the private issue is not included, for any reason whatsoever, in the definition of “Institutional Investor,” as this term is defined in the Mode of Offering Regulations (whether on the date of the private offering or on the date of the prospectus or the shelf offering report), or that the Bonds (in whole or in part) have been transferred by that same institutional investor to an investor listed in the list of investors in the First Addendum to the Law, this prior to the listing for trading on the TASE, then that institutional investor to whom the Bonds had been issued in the private issue and/or that investor listed in the First Addendum to the Law as stated, who purchased the Bonds from it subsequently and prior to the listing on the TASE and/or any other Holder of the Bonds issued to that investor, shall not have any allegation and/or claim and/or demand, including but not limited to, a demand for nonreduction of the interest as stated above in clause 2.5.5 (when, in such instance, the interest shall be reduced in relation to all Series B Bonds, whether or not they were released from blocking as stated), vis-à-vis the Company and/or any party on its behalf, in respect of nonrelease of the Bonds it is holding from the said blocking restrictions.

2.5.7	Apart from that specified above in this clause 2, the Bonds shall not be listed in any other stock exchange or institutional market.

3.	Purchase of Bonds by the Company and/or by a Related Corporation

3.1
The Company reserves its right to purchase Bonds at any time and from time to time at any price that it shall deem fit, and this, without adversely affecting its obligation to repay the Bonds that shall be held by others besides the Company. Bonds that shall be purchased by the Company shall be voided upon the purchase thereof and shall be delisted from TACT Institutional (and if they shall be listed for trading on the TASE – shall be delisted from trading), and the Company shall not be allowed to reissue them. In the event of a purchase of Bonds by the Company as stated, the Company shall issue notice of this to the Trustee shortly after the purchase, and shall also issue an Immediate Report in this regard. In the event that the Bonds shall be purchased as stated by the Company during trading on the TASE, the Company shall request that the TASE Clearing House withdraw the certificates.

3.2
Any subsidiary of the Company and/or company under its control and/or the controlling shareholder of the Company (directly or indirectly) and/or a company controlled by the controlling shareholder of the Company (excluding the company in respect whereof that stated above in clause 4.1 above shall apply) (hereinafter: “Related Corporation”) shall be allowed to purchase and/or to sell Bonds at any time and from time to time, including by way of an issue by the Company. The Bonds that shall be so held by a Related Corporation shall be deemed an asset of the Related Corporation and shall not be delisted from trading on the TASE and shall be transferable as the rest of the Company’s Bonds (subject to the provisions of the Trust Deed and the Bond). Regarding the convening of a Bondholders’ meeting, the provisions of clauses 1 and 5(f) of the Second Addendum to the Trust Deed shall apply. In the event of a purchase and/or sale of Bonds by a Related Corporation as stated, the Company shall issue a notice in this regard to the Trustee shortly after the purchase and/or sale as stated, and shall also issue an Immediate Report in this regard. Furthermore, regarding the legal quorum and counting of votes during general meetings of the Bondholders, that stated in clause 5(f) of the Second Addendum to This Deed shall also apply.

3.3	That stated in this clause 3, per se, shall in no way obligate the Company or the Bondholders to purchase Bonds or to sell the Bonds in their possession.

4.
The Company’s Covenants

The Company hereby covenants to pay all sums of the Principal and the interest and the linkage differentials payable pursuant to the Bond conditions (including Arrears Interest, if and to the extent that any shall apply), to the extent payable, and to fulfill all other conditions and obligations imposed on it pursuant to the Bond conditions and pursuant to This Deed. In any instance whereby the payment date on account of a sum of Principal and/or interest and/or the linkage differentials shall fall on a day other than a Business Day, the payment date shall be deferred until the first subsequent Business Day, without any additional payment, interest or linkage.

5.	Bonds Unsecured by Pledges

5.1	The Bonds are not secured by any collateral or pledge.

5.2
To dispel any doubt, it is hereby clarified that the Trustee is under no obligation to examine, and the Trustee, in fact, did not examine, the need for providing collateral to secure the payments to the Bondholders. The Trustee was not asked to conduct, and the Trustee, in fact, did not conduct an economic, accounting or legal Due Diligence examination of the Company’s business or by engaging in This Trust Deed, and by consenting to serve as the Trustee for the Bondholders, the Trustee is not expressing its opinion, whether express or implied, as to the Company’s ability to fulfill its covenants towards the Bondholders. That stated shall in no way derogate from the Trustee’s obligations pursuant to any law and/or the Trust Deed, and shall in no way derogate from the Trustee’s obligation (to the extent that such obligation applies to the Trustee by law) to examine the impact of changes in the Company as of the issue date and thereafter, to the extent that they could adversely impact the Company’s ability to fulfill its covenants to the Bondholders.

5.3
The Company shall be allowed to sell, lease, pledge, assign, deliver or transfer in any other manner, its assets, in whole or in part, in any manner whatsoever, to any third party, without having to obtain any consent of the Trustee and/or the Bondholders, or having to issue a notice to any of them in this regard.

5.4
Notwithstanding that stated above in clause 5.3, until the Bonds are listed for trading solely on the TASE, the Company covenants not to pledge any of its assets in any pledge in favor of any third party without obtaining the consent of the Trustee and/or the consent of the Bondholders by way of an Ordinary Resolution passed during a Bondholders’ meeting.

Notwithstanding that stated above, it is hereby clarified that this covenant shall not apply to any of the following actions and pledges:

5.4.1	pre-existing pledge on the signing date of this agreement;

5.4.2	a pledge of credit instruments or bills to secure short-term credit, all for a period not exceeding one year;

5.4.3	a pledge given to a bank or financial institution or such similar body on an asset to secure the financing of the acquisition of that same asset (PMSI – purchase money security interest);

5.4.4	an asset acquired while being pledged;

5.4.5	an offsetting and/or “netting” arrangement during the ordinary course of business opposite banks or financial institutions;

5.4.6	a pledge and/or lien created by virtue of the Law;

5.4.7
a pledge to banks or to financial institutions on proceeds to be received from a contractual sale of assets, inventory and/or goods and for the purpose of securing the execution of the agreement, at an inclusive sum not exceeding at any time USD 100 million;

5.4.8
a pledge to the State of Israel or to any government authority or to any bank or institution on behalf of any of them in relation to the receipt of investment grants or any plan for the encouragement of investments, etc., in relation to assets that are the object of the investment plan or the program, provided that the total of all pledges by virtue of this subclause shall not exceed at any time the sum of USD 300 million;

5.4.9	a pledge of an asset or right, when the value thereof on the date the pledge was created does not exceed NIS 150 million.

To dispel any doubt, it is hereby clarified that the Company’s covenant as stated at the beginning of the above clause 5.4 is not registerable. It is further clarified that, upon the listing of the Bonds for trading on the TASE, this clause 5.4 shall automatically expire; however, if at any time subsequent to the listing of the Bonds for trading on the TASE, the Bonds shall be delisted from trading on the TASE (other than as a result of a merger of the Company [whether done as a contractual merger, pursuant to the provisions of section 314 of the Companies Law, or whether done through an arrangement pursuant to section 350 of the Companies Law] and/or as a result of a debt arrangement of the Company), this clause 5.4 shall again be in effect and this, until the Bonds shall be relisted for trading on the TASE (to the extent that they shall be relisted).

6.
Priority

All Bonds that can and shall be offered shall have equal priority in relation to the sums due in respect thereof, pari passu, inter se, without any precedence or preference of one over the other.

7.	Right to Call for Immediate Repayment

7.1	Upon the occurrence of one or more of the instances specified in this clause hereunder, the provisions of clause 7.2 shall apply, as the case may be:

7.1.1	if the Company shall not pay any sum that shall be due from it in relation to the Bonds by 30 days after the payment due date;

7.1.2	if a permanent and final liquidation order shall be issued in relation to the Company by the court;

7.1.3
if a temporary liquidation order shall be issued by the court, or if a valid resolution shall be passed to wind-up the Company (excluding liquidation for the purposes of merging with another company and provided that the recipient company has assumed all of the Company’s covenants towards the Bondholders), and such order or resolution was not rescinded within 45 days after the issuance of the order or the passing of the resolution, as the case may be, and provided that this could jeopardize the possibility of paying any sum that shall become due from the Company pursuant to the Bonds; if an attachment shall be imposed on all or the majority of the Company’s assets, and the attachment was not removed by 60 days after the date of the imposition thereof, provided that this could jeopardize the possibility of paying any sum that shall become due from the Company pursuant to the Bonds;

7.1.4
if an execution operation shall be performed against all or the majority of the Company’s assets, and the operation shall not be rescinded within 45 days after the performance thereof, provided that this could jeopardize the possibility of paying any sum that shall become due from the Company pursuant to the Bonds;

7.1.5
if a temporary receiver shall be appointed to the Company and/or to all or the majority of its assets, and the appointment shall not be rescinded within 45 days, provided that this could jeopardize the possibility of paying any sum that shall become due from the Company pursuant to the Bonds;

7.1.6
if the Company shall discontinue, or shall give notice that it intends to discontinue its payments, or shall discontinue, or shall give notice that it intends to discontinue the operation of its businesses as they shall be from time to time, or if there is a substantive concern that the Company shall discontinue the payment of its payments (including its debts), or that the Company shall discontinue the operation of its businesses for reasons of insolvency; if a stay of proceedings has been issued or if the Company has filed an application to effect an arrangement with the Company’s creditors pursuant to section 350 of the Companies Law, 5739 – 1999 (other than for the purpose of a merger with another company and/or restructuring of the Company);

7.1.7
if the Company shall breach or shall fail to fulfill any material condition or material covenant included in The Bond or in This Deed, and all if the Trustee had issued written notice to the Company containing an order to rectify the breach or to fulfill the condition and the Company failed to rectify the breach or fulfill the said condition within 30 days after the notice was issued, and provided that the Bondholders’ rights were materially prejudiced or are liable to be materially prejudiced;

7.1.8	if the Bonds shall cease to be rated for a period exceeding 60 consecutive days, for reasons and/or circumstances that are solely under the control of the Company;

7.1.9
if the Company shall not publish annual financial statements within 60 days after the deadline imposed on it by the law applicable to it at that time (correct to the date of This Deed, pursuant to the provisions of section E.3 of the Law), provided that this failure materially prejudices the Bondholders’ rights to repayment of the Bonds;

7.1.10
if a material event occurred in the Company, or any other event, about which the Company published a report stating that the event has a material impact on it and that it materially jeopardizes repayment of the Bonds by the Company. It is hereby agreed that, upon the occurrence of such an event, the Holders shall be entitled to at least ten percent (10%) of the par value of the outstanding balance of the Bond Principal, to themselves summon a Bondholders’ meeting, and this, without requiring the Trustee’s determination that the event materially jeopardizes the repayment of the Bonds as stated.

7.1.11
if another series of bonds of the Company has been called for immediate repayment (other than at the Company’s initiative), provided that there is a material concern of prejudice to the Bondholders’ rights;

7.1.12
as long as the Bonds have not been listed for trading on the TASE – if the Company shall not meet the financial criteria specified in appendix 7.1.12 of This Deed, and by the dates specified in the appendix. The Company’s accountant shall perform an examination of the Company’s fulfillment of the financial criteria, and shall deliver a confirmation to the Company of its fulfillment of the financial criteria by the dates specified in the appendix. The Company shall forward the accountant’s confirmation to the Trustee, and the Trustee shall be allowed to rely on this confirmation as proof that the Company has met the financial criteria as stated.

To dispel any doubt, it is hereby clarified that, upon the listing of the Bonds for trading on the TASE, this clause 7.1.12 shall automatically expire; however, if, at any time subsequent to the listing of the Bonds for trading on the TASE, the Bonds shall be delisted from trading on the TASE (other than as a result of a merger of the Company [whether done as a contractual merger, pursuant to the provisions of section 314 of the Companies Law, or whether done through an arrangement pursuant to section 350 of the Companies Law] and/or as a result of a debt arrangement of the Company), this clause 7.1.12 shall again be in effect until the Bonds shall be relisted for trading on the TASE (to the extent that they shall be relisted).

7.1.13
as long as the Bonds have not been listed for trading on the TASE – if the rating of the Bonds has been lowered to a rating under (BBB) by Maalot or parallel rating of another Rating Company.

To dispel any doubt, it is hereby clarified that, upon the listing of the Bonds for trading on the TASE, this clause 7.1.13 shall automatically expire; however, if, at any time subsequent to the listing of the Bonds for trading on the TASE, the Bonds shall be delisted from trading on the TASE (other than as a result of a merger of the Company [whether done as a contractual merger, pursuant to the provisions of section 314 of the Companies Law, or whether done through an arrangement pursuant to section 350 of the Companies Law] and/or as a result of a debt arrangement of the Company), this clause 7.1.13 shall again be in effect until the Bonds shall be relisted for trading on the TASE (to the extent that they shall be relisted).

7.1.14	in any instance whereby a “live business” note shall be recorded in the Company’s financial statements.

7.2	Upon the occurrence of any of the events specified above in clause 7.1, and pursuant to the provisions specified therein, inclusive of subclauses therein:

7.2.1
The Trustee shall be obligated to summon a Bondholders’ meeting, the convening date thereof being 30 days after the date of the notice summoning the meeting (or earlier date pursuant to the provisions of clause 7.2.4 hereunder), the agenda of which shall be a resolution regarding the calling for the immediate repayment of the entire outstanding balance of the Bonds, due to the occurrence of any of the events specified above in clause 7.1. The Trustee’s action shall be carried out in such instances without delay and at the earliest possible reasonable date. The Trustee shall state in the notice summoning the meeting that, if the Company shall cause the elimination and/or cessation of the event specified above in clause 7.1 in respect whereof the meeting had been summoned, this to the reasonable satisfaction of the Trustee, by the convening date of the meeting, then the summoning of the Bondholders’ meeting as stated above shall be cancelled. It is hereby clarified that nothing in that stated suffices to prevent the Trustee from summoning the Bondholders’ meeting for an earlier date, provided that the Trustee shall not be able to call the Bonds for immediate repayment other than subject to the timing specified in this clause 7.2.

7.2.2
In the instance whereby any of the events specified above in clause 7.1 is not eliminated or removed by the convening date of the meeting, and a resolution was passed during the Bondholders’ meeting as stated above in 7.2.1 as a Special Resolution (as this term is defined above in clause 1.5), the Trustee shall be obligated, within a reasonable length of time and as soon as possible, to call for the immediate repayment of the entire outstanding balance of the Bonds, provided that the Company had been issued prior written warning of 15 days of the Trustee’s intention of doing so, and the event in respect whereof the resolution was passed was not eliminated or removed within that period.

7.2.3
The Trustee shall send a copy of the announcement summoning the meeting as stated to the Company immediately upon the publishing of the notice, and this shall constitute prior written warning to the Company of the Trustee’s intention of so acting.

7.2.4
The Trustee may, at its discretion, shorten the counting of the 30 days specified (above in clause 7.2.1) and/or the 15-day warning specified (above in clause 7.2.2) in the instance whereby the Trustee shall be of the opinion that any delay in calling for the payment of the Company’s debt materially jeopardizes the Bondholders’ rights; however, in any case, the Trustee shall not do so without first sending prior written notice to the Company stating the reasons for shortening the timeframe, and provided that a response from the Company has not been received in this regard to the Trustee’s satisfaction within two Business Days of the date of such notice.

7.2.5
The Trustee shall notify the Bondholders of the occurrence of an event constituting cause for immediate repayment, immediately upon actually learning of the matter. Such notice shall be published in the Magna network (provided that the Company is a reporting corporation at that time).

8.	Lawsuits and Proceedings by the Trustee

8.1
In addition to any such instruction as its right and as an independent authority, the Trustee, without issuing further notice, shall implement all those proceedings, including legal proceedings, as the Trustee shall deem fit, subject to all statutory provisions, for the purpose of protecting the rights of the Bondholders.

That stated above shall in no way prejudice and/or derogate from the Trustee’s right to initiate legal and/or other proceedings, even if the Bonds were not called for immediate repayment, all for the protection of the Bondholders and/or for the purpose of issuing any order regarding the affairs of the trust, subject to all statutory provisions. Notwithstanding that stated in this clause 8, it is hereby clarified that a right to call for immediate repayment shall arise solely in accordance with the provisions of the above clause 7 and not by virtue of this clause 8.

8.2
The Trustee shall be obligated to act as stated above in clause 8.1 if the Trustee shall be required to do so by a Special Resolution passed during the general meeting of the Bondholders, unless the Trustee has deemed that, under the circumstances, it would be unjust and/or unreasonable to do so, and applied to the appropriate court for receipt of orders in that regard at the first reasonable date.

8.3
Prior to instituting proceedings as stated above, the Trustee may convene a Bondholders’ meeting so that the Holders shall pass a Special Resolution regarding which proceedings to implement for the purpose of exercising their rights pursuant to This Deed. The Trustee shall also be allowed to reconvene Bondholders’ meetings for the purpose of obtaining instructions in relation to all matters pertaining to the conducting of such proceedings. In such instances, the Trustee shall take action without delay and at the earliest reasonable time. To dispel any doubt, it is hereby clarified that the Trustee shall not be allowed to delay the instituting of such proceedings in the instance whereby the delay might prejudice the Bondholders’ rights.

8.4
Subject to the provisions of this Trust Deed, the Trustee is allowed, but not obligated, to convene a general meeting of the Bondholders at any time in order to discuss and/or receive its instructions in relation to any matter pertaining to This Deed. To dispel any doubt, it is hereby clarified that the Trustee shall not be allowed to delay the convening of such meeting in the instance whereby the delay might prejudice the Bondholders’ rights.

8.5
Whenever, pursuant to the conditions of This Deed, the Trustee shall be obligated to perform any action, including the initiating of proceedings or the filing of lawsuits at the demand of the Bondholders as stated in this clause, the Trustee shall be allowed to refrain from instituting any such action until it receives instructions from the Holders’ meeting and/or instructions from the court to which the Trustee, at its discretion, had applied for instructions, in the event that the Trustee believed that such orders were necessary. To dispel any doubt, it is hereby clarified that the Trustee shall not be allowed to delay the instituting of actions or proceedings as stated in the instance whereby the delay might prejudice the Bondholders’ rights.

8.6
In instances as stated above in clauses 8.3 and 8.5, the Trustee shall take action to convene the meeting without delay, and shall not refrain from acting (including actions required to protect the Bondholders’ rights) if such refrainment might substantively jeopardize the Bondholders’ rights.

9.
Trusteeship on the Receipts

All receipts that the Trustee shall receive in any way whatsoever, including, but not limited to, as a result of proceedings that it shall implement, if any, against the Company, shall be held by the Trustee in trust and shall be used by the Trustee for the following purposes and according to the following order of priority:

First – for the clearance of those reasonable expenses, payments, levies and liabilities incurred by the Trustee, imposed on it, or were caused due to or as a result of actions during the execution of the trust or in some other manner in relation to the conditions of This Deed, including its fee; secondly – in order to pay the Bondholders the Arrears Interest due to them pursuant to the Bond conditions pari passu and relative to the total interest in arrears that is due to each of them, without any preference or right of priority regarding any thereof; thirdly – in order to pay the Bondholders the sums of the Principal that are due to them pursuant to the Bonds held by them, pari passu, and this, whether or not the payment due date of the sums of the Principal has arrived, relative to the sums due to them, without any preference regarding a timing priority based on the issue date of the Bonds by the Company or other manner, and the surplus, if any, the Trustee shall pay to the Company or its alternates, as the case may be.

The payment of the sums by the Trustee to the Bondholders as stated above, out of the receipts that the Trustee received, is subject to rights of other creditors of the Company, should there be any, pursuant to the provisions of the Law.

The Trustee, after receiving the Bondholders’ approval by way of an Ordinary Resolution, may instruct the Company in writing to transfer any payment to the Trustee that the Company owes to the Holders. The Company shall comply with the Trustee’s notice, and the Company shall be deemed as having fulfilled its obligation towards the Holders if it transferred the full sum of the debt to the credit of the account, the details of which were specified in the Trustee’s notice. The Trustee may offset, subject to all statutory provisions, any sum that the Company owes and/or that the Holders owe to the Trustee by virtue of This Trust Deed.

10.	Power to Delay a Distribution of Funds

10.1
Notwithstanding that stated above in clause 9, if the monetary sum that shall be received as a result of the institution of the proceedings stated above, and which shall be distributable at any time, as stated in that clause, shall be less than NIS 1,000,000 (one million New Israeli Shekels), the Trustee shall not be obligated to distribute it, and shall be allowed to invest the said sum, in whole or in part, in investments permitted pursuant to This Deed, and to replace these investments from time to time with other permitted investments as the Trustee shall deem fit.

10.2
As soon as the aforesaid investments, inclusive of the profits thereof, coupled with the additional funds that the Trustee shall receive for the purpose of paying them to the Bondholders, if any, shall reach a total sufficient to pay at least NIS 1,000,000 (one million New Israeli Shekels), the Trustee shall pay them to the Bondholders as stated above in clause 9. In the instance whereby the Trustee shall not have a sum sufficient to pay at least NIS 1,000,000 (one million New Israeli Shekels) within a reasonable length of time, the Trustee shall distribute the funds in its possession to the Bondholders and, in any event, no later than once every three months. Notwithstanding that stated, the Bondholders shall be able, by Ordinary Resolution, to obligate the Trustee to pay them the sums accumulated in its possession even if such sums did not reach NIS 1,000,000 (one million New Israeli Shekels).

11.	Notice of Distribution and Deposit with the Trustee

11.1
The Trustee shall notify the Bondholders of the date and place where any of the payments referred to above in clauses 9 and 10 shall be executed, this by prior notice of 14 days, which shall be delivered in the manner prescribed hereunder in clause 22, not less than ten days and not more than twenty days in advance.

Subsequent to the date specified in the notice, the Bondholders shall be entitled to interest in respect thereof, according to the rate prescribed in the Bonds, solely on the balance of the sum of the Principal (if any) after deducting the sum paid or offered to be paid to them as stated.

11.2	The money to be distributed as stated above in clause 11.1 shall be deemed payment on account of the repayment.

11.3
Any sum due to a Bondholder, which was not actually paid by the date stipulated for the payment thereof, for a reason not dependent upon the Company, while the Company had been prepared to pay it, shall cease to bear interest and linkage differentials as of the date stipulated for the payment thereof, and the Bondholder shall be entitled solely to those sums to which it had been entitled on the date stipulated for the payment of that payment on account of the Principal, the interest and the linkage differentials.

11.4
Within 15 business days of the date stipulated for that payment, the Company shall deposit the total payment not paid on time, as stated above in clause 11.3, with the Trustee, and shall send written notice to the Bondholders of such deposit, according to the addresses in its possession. The aforesaid deposit shall be deemed clearance of that payment, and, in the instance of clearance of all that due in respect of the Bonds, shall also be deemed redemption of that Bond.

11.5
Within the framework of the trust accounts under the Trustee’s name and payable to its order, the Trustee shall invest the monies that shall be transferred to it as stated above in subclause 11.4 in investments permitted to the Trustee pursuant to This Deed (as stated below in clause 14). If the Trustee has done so, it shall not be obligated to those entitled in respect of those sums, other than the proceeds obtained from realizing the investments, after deducting the reasonable expenses relating to the said investment and the management of the trust accounts, the reasonable commissions and after deducting the compulsory payments applicable to the trust account. Out of the monies as stated, the Trustee shall transfer sums to those Bondholders entitled to them, as soon as possible after reasonable proof and confirmations of their entitlement to these sums have been issued to the Trustee, after the Trustee deducts its reasonable expenses.

11.6
The Trustee shall hold these monies and shall invest them in the said manner until the end of one year after the final repayment date of the Bonds. Subsequent to this date, the Trustee shall transfer the sums as stated above in clause 11.5 to the Company, including profits deriving from the investment thereof, less its expenses, to the extent that any remained with the Trustee at that time. The Company shall hold these sums in trust for the Bondholders entitled to those sums, and, in relation to any matter pertaining to sums to be transferred to the Company by the Trustee as stated above, the provisions of the above clause 11.5 shall apply to the Company, mutatis mutandis.

11.7	The Company shall acknowledge the holding of the sums and the matter of the acceptance thereof in trust for the said Bondholders in writing to the Trustee.

11.8
The Company shall hold these monies in trust for the Bondholders entitled to those sums for one additional year after the date they were transferred to the Company by the Trustee, and shall not make any use thereof, and shall invest them in accordance with the provisions of This Deed. Monies not demanded from the Company by a Bondholder by the end of two years after the final repayment date of the Bonds shall be transferred to the Company, and the Company shall be allowed to use the monies remaining for any purpose whatsoever.

12.	Receipt from the Bondholders and from the Trustee

12.1
A receipt from the Trustee for a deposit of the sums of the Principal, the interest and the linkage differentials with the Trustee for the credit of the Bondholders shall release the Company by way of absolute release in relation to any matter pertaining to the actual execution of the payment of the sums stipulated in the receipt.

12.2
A receipt from a Bondholder in respect of sums of the Principal, the interest and the linkage differentials, which were paid to it by the Trustee in respect of the Bond shall release the Trustee and the Company by way of absolute release in relation to any matter pertaining to the actual execution of the payment of the sums stipulated in the receipt.

12.3	Monies distributed as stated above in clause 11 shall be deemed payment on account of the repayment of the Bonds.

13.	Presentation of a Bond to the Trustee and Recording in Relation to a Partial Payment

13.1
The Trustee shall be allowed to request that Bondholders present the Certificate of the Bonds to the Trustee in respect whereof the payments are being paid, at the time of the payment of any interest or partial payment of a sum of the Principal, the interest and the linkage differentials pursuant to the provisions of the above clauses 9, 10 and 11, and the Bondholders shall be obligated to present the Bond Certificates as stated, provided that this in no way obligates the Bondholders to pay any payment and/or expense and/or imposes responsibility and/or any liability on the Bondholders.

13.2	The Trustee shall be allowed to record a remark on the Certificates of the Bonds concerning the sums paid as stated above, and the payment dates thereof.

13.3
The Trustee shall be allowed, in any special case, at its discretion, to waive the presentation of the Certificate of the Bonds, after the Bondholder has issued a letter of indemnity and/or sufficient surety to the Trustee, to the Trustee’s satisfaction, in respect of damages that are liable to be caused due to such remark not being recorded, all as the Trustee shall deem fit.

13.4	Notwithstanding that stated above, the Trustee shall be allowed, at its discretion, to keep records in any other manner regarding such partial payments.

14.
Investment of Monies

All monies that the Trustee may invest pursuant to This Deed shall be invested by the Trustee in bank deposits at one of the five major banks in Israel or in investments in securities of the State of Israel, all being subject to the conditions of This Trust Deed.

15.	The Company’s Covenants to the Trustee The Company hereby covenants to the Trustee, as long as the Bonds have not yet been repaid in full, as follows:

15.1	to be diligent about conducting its businesses in an orderly and proper manner;

15.2
to keep orderly ledgers according to the generally accepted accounting principles, to retain the ledgers and documents used for them as supporting documents, and to enable any authorized representative of the Trustee to peruse any such ledger and/or document that the Trustee shall ask to peruse, at any reasonable time, which shall be coordinated in advance with the Company. In this regard, an “authorized representative of the Trustee” means anyone that the Trustee shall appoint for the purpose of such perusal, by written notice from the Trustee, which shall be delivered to the Company prior to such perusal, and which shall also include the Trustee’s confirmation that such appointed representative is obligated vis-à-vis the Trustee to safeguard the confidentiality of the information that shall come to the attention of that appointed representative during his activities for the Trustee. The Trustee shall safeguard the confidentiality of any information not within the public domain, which is contained in a ledger and/or document that the Trustee’s representative perused as stated. For this purpose, the Trustee and every representative on its behalf shall sign a letter of confidentiality in the version attached as appendix 15.2 to This Trust Deed.

15.3
to notify the Trustee in writing as soon as is reasonably possible, and no later than two Business Days after learning of any instance whereby an attachment was imposed on material assets of the Company, in whole or in part, as well as any instance of a receiver, special administrator and/or temporary or permanent liquidator being appointed to material assets of the Company, in whole or in part, as well as to take all reasonable measures at its own expense as soon as possible to remove such attachment or cancel the receiver, liquidator or administrator, as the case may be;

15.4
to notify the Trustee in writing as soon as possible and no later than three Business Days of the occurrence of any of the events specified above in clause 7.1 (inclusive of subclauses thereof) or of any substantive information known by the Company that such event is about to occur;

15.5
to give the Trustee a copy of any document or of any information that the Company forwarded to the Bondholders, if any. The Company shall also forward additional information concerning the Company (including explanations, documents and calculations concerning the Company, its business or its assets) to the Trustee or to an authorized representative of the Trustee, who shall be an attorney or accountant by profession (in respect whereof the Trustee shall deliver notice of his appointment to the Company upon appointing him). The Company shall also instruct its accountant and its legal advisers to do so, according to a reasonable written request from the Trustee, and this, to the extent that, in the reasonable opinion of the Trustee, this information is likely to be critical and required in order to protect the Bondholders’ rights, provided that the Trustee is acting with bona fides. Any information not within the public domain, which shall be forwarded to the Trustee or to an authorized representative of the Trustee as stated, shall be safeguarded by them in confidentiality, and the Trustee shall make no use thereof other than for the purpose of fulfilling its role as Trustee pursuant to This Trust Deed. The Trustee and every authorized representative of the Trustee as stated shall sign a letter of confidentiality for this purpose, in the version attached as appendix 15.2 to This Deed, including for the purpose of presentation thereof during Bondholders’ meetings for the purpose of passing a resolution concerning their rights. In such instance, the Trustee shall obligate the Bondholders to safeguard the information furnished to them in confidentiality, by signing a letter of undertaking to maintain confidentiality, which is attached as appendix 15.2 to This Deed, unless the information has become information known to the public, other than due to a breach of the duty of confidentiality of the Trustee and/or of any of the Bondholders. Documents and/or information that shall be furnished to the Trustee in accordance with this clause shall be delivered on the condition that the delivery thereof does not constitute a violation of “the use of insider information,” as this term is defined in the Securities Law, 5728 – 1968, and subject to the undertaking of the Trustee and/or anyone to be appointed on its behalf as stated to maintain confidentiality.

15.6
to notify the Trustee by written notice signed by an officeholder of the Company, within seven Business Days, of the execution of any payment to the Bondholders, and of the balance of the sums (including the balance of the par value of the Bonds in circulation) that the Company owes at that time to the Bondholders subsequent to the execution of the aforesaid payment;

15.7	to deliver to the Trustee a clearing schedule for the payment of the Bonds (Principal, interest and linkage differentials) in an “Excel” file, no later than 30 days after the date of This Trust Deed;

15.8
to take action, to the extent that the matter is under its control, towards the continued rating of the Bonds by at least one Rating Company, which has been approved by the Capital Market Commissioner for the entire duration of the Bonds;

15.9
to summon the Trustee to its general meetings (whether ordinary general meetings or extraordinary general meetings of the Company’s shareholders), without granting the Trustee a voting right during these meetings;

15.10
to deliver to the Trustee, at its request, documents and/or details and/or information, as shall be reasonably requested by the Trustee, at its reasonable discretion, for the purpose of implementing and exercising the authorities, powers and authorizations of the Trustee and/or its delegates pursuant to the Trust Deed, subject to the provisions of the above clause 15.5;

15.11
to issue a confirmation to the Trustee on the 31st of December of each year, and for as long as This Deed is in effect, that, to the best of the Company’s knowledge, during the period from the date of the Deed and/or from the date of the previous confirmation delivered to the Trustee, whichever is later, and until the date of issue of the confirmation, no material breach of This Deed exists on the part of the Company, including a material breach of the Bond conditions, unless otherwise expressly stated therein;

15.12	to deliver the statements and reports to the Trustee that are specified hereunder in clause 27;

15.13
to execute all of the actions that are reasonably necessary and/or required pursuant to all statutory provisions for the purpose of validating the exercise of authorities, powers and authorizations of the Trustee and/or its delegates pursuant to the provisions of the Trust Deed.

16.
Additional Covenants

After and to the extent that the Bonds shall be called for immediate repayment pursuant to the provisions of the above clause 7, the Company shall execute, from time to time and at any time so required by the Trustee, all reasonable actions in order to enable the exercise of all authorities given to the Trustee, and particularly, the Company shall perform the following operations, to the extent that they shall be reasonable:

16.1
shall declare the declarations and/or sign all documents and/or execute and/or cause the execution of all operations needed or required pursuant to the Law for the sake of validating the exercise of the authorities, powers and authorizations of the Trustee and/or its delegates pursuant to This Trust Deed;

16.2
shall issue all notices, orders and instructions that the Trustee shall deem beneficial and necessary for the sake of implementing the provisions of This Deed. For the purposes of this clause – a written notice signed by the Trustee confirming that an operation that it is requiring within the scope of its authorities is a reasonable operation, shall constitute conclusive proof thereof.

17.	Reporting by the Trustee

17.1
Should the Trustee learn of a material breach of the Trust Deed on the part of the Company, the Trustee shall notify the Bondholders within a reasonable length of time, and without delay, and subject to the provisions of the Law, about the breach and about the measures that it took to prevent it or to fulfill the Company’s covenants, as the case may be.

17.2
The Trustee shall prepare an annual report on the affairs of the trust by the end of the second quarter of each calendar year (hereinafter: “the Annual Report”).

The Annual Report shall include details on the following matters:

17.2.1	current details of the course of affairs of the trust during the past year;

17.2.2	a report of exceptional events relating to the trust that occurred during the course of the past year.

17.2.3	The Holders may peruse the Annual Report at the Trustee’s offices during customary working hours, and shall be allowed to receive a copy of the Report upon request.

17.3
The Trustee shall send a notice to the Bondholders of any exceptional event that occurred in the Company that is liable to have a material impact on the Bondholders’ rights, shortly after actually learning of it. This obligation shall not apply if at issue is an event publicized by the Company pursuant to the Law.

18.	Trustee’s Fee The Company shall pay a fee to the Trustee for its services, in accordance with that specified in the attached Fee Appendix.

19.	Special Authorities

19.1
Within the scope of carrying out the affairs of the trust pursuant to This Deed, the Trustee may commission and act according to the written opinion or advice of any lawyer, accountant, appraiser, assessor, surveyor, broker or other expert, whether such opinion or advice was prepared at the request of the Trustee and/or by the Company, and to act according to its conclusions, and the Trustee shall not be liable for any loss or damage that might be caused as a result of any action performed or any failure to act by the Trustee while relying on such advice or opinion, unless the Trustee acted with negligence and/or with mala fides and/or contrary to the provisions of This Deed or contrary to the provisions of any law. The Trustee shall make available a copy of such opinion or advice for the perusal of the Bondholders and the Company, at their request. The Company shall bear all expenses of employing such external consultants by the Trustee, provided that they shall be reasonable and provided that the identity of the consultants was approved in advance by the Company. The Company shall not refuse to give its consent to such consultants that shall be chosen by the Trustee, except for reasonable reasons.

19.2
Any such advice or opinion can be given, sent or received by letter, telegram, facsimile or by any other electronic means for transmitting information, and the Trustee shall not be liable in respect of actions it performed while relying on advice or opinions or information transmitted via one of the modes of transmission referred to above, even though errors occurred in them or they were not authentic, unless it had been possible to discover the errors or the inauthenticity by reasonable examination, provided that the Trustee had not acted with negligence and/or with mala fides. It is hereby clarified that the documents shall be transmittable, on the one hand, and the Trustee may rely on them, on the other hand, only in the instance whereby they are received clearly, and legibly. In any other instance, the Trustee shall be responsible for demanding the receipt thereof in a manner enabling the reading and comprehension thereof as stated satisfactorily.

19.3
The Trustee shall not be obligated to notify any party of the signing of This Deed and shall not be permitted to interfere in any way whatsoever in the management of the Company’s businesses or affairs. That stated in this clause shall in no way restrict the Trustee in operations that it is required to perform in accordance with This Trust Deed.

19.4
The Trustee shall use the trust, the powers, the authorizations and authorities vested in it pursuant to This Deed at its absolute discretion, and shall not be liable for any damage caused due to an error in judgment as aforesaid, unless the Trustee had acted with negligence and/or with mala fides and/or unreasonably.

20.
The Trustee’s Authority to Employ Delegates

The Trustee shall be allowed to appoint a delegate/delegates who shall act in its stead, whether a lawyer or other, in order to perform or participate in the performance of special operations that must be performed in relation to the trust and to pay a reasonable remuneration to any such delegate, and, without derogating from the general purport of that stated above, the instituting of legal proceedings or representation in merger or splitting proceedings of the Company. The Company shall be allowed to object to such appointment for any reasonable reason, including in the event that the delegate is a competitor, whether directly or indirectly, with the Company’s businesses. It is hereby clarified that the appointment of such delegate shall in no way derogate from the Trustee’s liability in respect of its actions and the actions of its delegates. The Trustee shall also be allowed to pay the reasonable remuneration of any such delegate at the Company’s expense, and the Company shall reimburse the Trustee, upon its demand, for any such expense, provided that, prior to the appointment of such delegate, the Trustee shall notify the Company in writing about the appointment, including details of the delegate’s remuneration and the purpose of his appointment, and the circumstances under which the cost of the delegate’s remuneration does not exceed the reasonable and customary limits. To dispel any doubt, the Company shall not reimburse the Trustee for the remuneration or expenses of a delegate who was present on behalf of the Trustee during the Bondholders’ meetings and/or shareholders’ meetings and/or who fulfilled the ordinary operations that the Trustee is required to perform by virtue of This Trust Deed, since the performance of these operations is included in the fee that the Trustee receives from the Company pursuant to the provisions of the above clause 18. To dispel any doubt, in the instance whereby the Bonds were called for immediate repayment, the operations that the Trustee shall be required to institute in relation thereto shall not be deemed “ordinary operations that the Trustee is required to perform by virtue of This Trust Deed” for the purposes of this clause.

21.	Indemnification to the Trustee

21.1
The Trustee shall be entitled to receive indemnification from the Company in respect of reasonable expenses that it has incurred and/or shall incur in connection with the operations that it performed or is required to perform by virtue of its obligation pursuant to the conditions of This Deed, and/or by law and/or by order of a competent authority and/or any statute and/or pursuant to a demand from the Bondholders and/or pursuant to the Company’s demand. In the event that the Company shall not provide such indemnification within 60 days of the date of the Trustee’s demand, the Bondholders shall indemnify the Trustee in respect of reasonable expenses that it has incurred and/or shall incur as stated, in connection with operations that it performed or is required to perform at the demand of the Bondholders. Notwithstanding that stated above, it is hereby clarified and agreed that:

21.1.1	The Trustee shall not be entitled to demand such indemnification in advance, in relation to a matter that cannot be postponed.

21.1.2
The Trustee shall be entitled to indemnification in respect of liability for damages, in the event it shall be adjudged such liability pursuant to a final judgment or pursuant to a compromise settlement vis-à-vis a third party, who is not one of the Bondholders.

21.2	The right to indemnification stated above in clause 21.1 is subject to the following conditions:

21.2.1	The expenses resulting from liability for damages are reasonable.

21.2.2
The Trustee had not been negligent, had acted with bona fides and while exercising reasonable judgment, and this action had been performed within the scope of the fulfillment of its role, pursuant to the provisions of the Law and pursuant to This Trust Deed.

21.2.3	Such right to indemnification shall not apply in respect of reasonable expenses that were paid to the Trustee pursuant to the above clause 19.

21.3
Subject to the provisions of the above clauses 21.1 and 21.2, without prejudice to the rights to compensation and to indemnification granted to the Trustee pursuant to the Law and/or to the obligations of the Company and the Bondholders pursuant to This Deed, the Trustee, its delegate, manager, agent or other person appointed by the Trustee in accordance with This Deed shall be entitled to receive indemnification out of the monies to be received by the Trustee from the proceedings that it instituted and/or in any other manner pursuant to This Deed, concerning the reasonable undertakings that they assumed, concerning reasonable expenses that they incurred as a result of carrying out the trust, or in connection with such operations, which, in their opinion, had been reasonably required for the performance of the aforesaid, and/or in connection with the exercise of authorities and authorizations vested by virtue of This Deed, as well as in relation to all kinds of legal proceedings, opinions of lawyers and other experts, negotiations, controversies, expenses, claims and demands concerning any issue and/or matter that were done and/or not done in any manner relating to the matter at hand, and the Trustee shall be able to delay the monies being held in its possession and to pay out from such monies the sums required for the payment of the said indemnification. All of the said sums shall be given preference over the Bondholders’ rights, subject to all statutory provisions, and provided that the Trustee had not acted with mala fides, and provided that it had acted in accordance with the obligations imposed on it pursuant to any law and pursuant to This Deed.

21.4
Notwithstanding all that stated above in this clause 21, whenever the Trustee shall deem it fit, for the purpose of protecting and/or exercising the Bondholders’ rights, and/or whenever the Trustee shall be obligated, pursuant to the conditions of This Deed and/or by law and/or by order of a competent authority and/or any statute and/or at the demand of the Company and/or the Bondholders, to institute legal proceedings or to perform any operation whatsoever, including but not limited to the institution of proceedings or the filing of lawsuits at the demand of the Bondholders, the Trustee shall act to receive indemnification from the Company in accordance with and subject to the provisions of the above clause 21.1, and, in the instance whereby the Trustee shall not receive indemnification from the Company as stated for any reason whatsoever, the Trustee shall immediate summon a Bondholders’ meeting in order to confirm their responsibility for covering the expenses involved in proceedings and/or operations that the Trustee shall institute. It is hereby clarified that the Trustee shall not be allowed to delay the institution of the legal proceedings until the convening of the meeting in any instance whereby such delay might prejudice the Bondholders’ rights. In the instance whereby the Bondholders shall refuse to assume the expenses involved in instituting proceedings by the Trustee, the Trustee shall be under no obligation to institute such proceedings. It is hereby clarified that such consent by the Bondholders shall in no way release the Company from its obligations, to the extent that these apply pursuant to This Deed, to assume and cover all expenses involved in instituting such proceedings. Furthermore, all monies that shall be received from realization proceedings shall also be used to reimburse and cover expenses that the Bondholders undertook to assume as stated.

22.	Notices

22.1
Any notice on behalf of the Company and/or the Trustee to the Bondholders shall be issued by publishing a report in Magna of the Securities Authority, and, in the instances specified hereunder, also in two daily newspapers circulated in Israel in the Hebrew language: (a) an arrangement or compromise pursuant to section 350 of the Companies Law, 5759 – 1999; (b) merger. Any notice that shall be so published or sent shall be deemed as if delivered to the Bondholders on the publication date as stated (in Magna or in the press, as the case may be).

22.2
The Trustee may instruct the Company, and the Company shall be obligated, to immediately report any report to the Bondholders in the Magna network on behalf of the Trustee, in the version as shall be forwarded in writing by the Trustee to the Company, provided that the Company shall not have any objection to or reasonable prevention from publicizing the report in the version that shall be forwarded by the Trustee.

22.3
In the instance whereby the Company shall cease to report in conformity with section E.3 of the Law, any notice on behalf of the Company and/or the Trustee to the Bondholders shall be issued by dispatch by registered mail according to the last addresses of the registered Holders of the Bonds as specified in the Register. Any notice that shall be so sent shall be deemed as if delivered to the Bondholders three (3) Business Days after the delivery thereof by registered mail.

22.4
Copies of notices and invitations that shall be issued by the Company to the Bondholders shall also be sent by the Company to the Trustee. It is hereby clarified that such notices and invitations do not include current reports of the Company to the public. The copies of the notices and invitations that shall be issued by the Trustee to the Bondholders shall also be sent by the Trustee to the Company.

22.5
Any notice or demand from the Trustee to the Company or from the Company to the Trustee may be issued by letter to be sent by registered mail according to the address specified in the Trust Deeds, or according to any other address one party shall notify the other in writing, and any such notice or demand shall be deemed as if received by the addressee of the notice three Business Days after its dispatch at the post office.

23.	Waiver, Compromise and/or Amendments to the Conditions of the Bonds and the Trust Deed

23.1
Subject to the provisions of the Law, the Trustee shall be allowed from time to time and at any time, if it has been convinced that the matter does not suffice, in its opinion, to materially prejudice the Bondholders’ rights, to waive any breach of, or failure to fulfill, any of the Bond conditions of This Deed by the Company, excluding with respect to dates and payments pursuant to the Bond conditions (but including a technical change in dates or in the Record Date for the payment thereof), the repayment conditions of the Bonds and causes for calling for the immediate repayment of the Bonds, a reduction of the interest rate stipulated on the Bond, and any waiver regarding the execution of payments and reports that the Company is required to issue to the Trustee.

23.2
Subject to the provisions of the Law, and with prior approval by way of a Special Resolution that shall be passed during a general meeting of the Bondholders, during which, two or more Holders were present, which hold, either personally or by proxy, at least fifty percent (50%) of the par value of the outstanding balance of the Principal of the Bonds, or during an adjourned meeting, during which two or more Holders were present, which hold, either personally or by proxy, at least ten percent (10%) of the said balance, the Trustee shall be allowed, whether before or after the Principal of the Bonds shall be payable, to reach a compromise with the Company in relation to any right or claim of the Bondholders or any thereof, and to agree with the Company to any arrangement of their rights, including to waive any right or claim of the Trustee and/or of the Bondholders or any thereof against the Company.

23.3
Subject to the provisions of the Law, the Company and the Trustee may, whether before or after the Principal of the Bonds shall be payable, to amend the Trust Deed and/or the Bond conditions, if one of the following occurs:

23.3.1
If the Trustee has been convinced that the amendment does not substantively prejudice the Bondholders’ rights, excluding a change with respect to dates and payments pursuant to the Bond conditions, the repayment conditions of the Bonds and causes for calling for the immediate repayment of the Bonds, a reduction of the interest rate stipulated on the Bond, and any waiver regarding the execution of payments and reports that the Company is required to issue to the Trustee, provided that it so notified the Bondholders in writing, and the Trustee shall be entitled to reimbursement of expenses from the Company in respect thereof, as stated above in clause 19.

23.3.2
The proposed amendment has been approved by a Special Resolution passed during a general meeting of the Bondholders, during which two or more Holders were present, which hold, either personally or by proxy, at least fifty percent (50%) of the par value of the outstanding balance of the Principal of the Bonds, or during an adjourned meeting, during which two or more Holders were present, which hold, either personally or by proxy, at least ten percent (10%) of the said balance.

23.4
The Company shall deliver a notice in writing to the Bondholders about any such amendment pursuant to clause 23.1, clause 23.2, clause 23.3 above, without delay, as soon as possible after the execution thereof.

23.5
In any instance of the Trustee exercising its right pursuant to this clause, the Trustee shall be allowed to request that the Bondholders deliver the Bond Certificates to the Trustee or to the Company for the purpose of recording a remark on them regarding any such compromise, waiver, amendment or correction, and, at the Trustee’s request, the Company shall record such remark on the Certificates that shall be delivered to it. In any instance of the Trustee exercising a right pursuant to this clause, the Trustee shall give notice of this to the Bondholders in writing without delay and as soon as possible.

24.	The Register of Bondholders

24.1
The Company shall keep a Register of the Bondholders and retain it at its registered office, containing the names of the Bondholders, their addresses, the number and par value of the Bonds registered under their names. Any transfer of ownership of the Bonds shall also be recorded in the Register. The Trustee, as well as all Bondholders, shall be allowed to peruse the said Register at any reasonable time. The Company may close the Register from time to time for a period or periods not exceeding an aggregate of thirty days per year.

24.2
The Company shall not be required to record any notice in the Register of Bondholders regarding an express, implied or expected trust, or lien or pledge of any kind whatsoever, or any equitable right, claim or offset or any other right relating to the Bonds. The Company shall recognize solely the title of the person under whose name the Bonds were registered, his legal heirs, the administrators of estate or executors of the Will of the registered Holder, and any person, who shall be entitled to Bonds due to the bankruptcy of any registered Holder (and if the Holder is a corporation – due to the liquidation thereof), shall be allowed to be registered as the Holders thereof after having given proof that, in the Company’s opinion, shall suffice to prove their entitlement to be registered as the Holders thereof.

25.	Certificates, and Splitting of Certificates

25.1
In respect of the Bonds registered under the name of one Holder, one certificate shall be issued to it, or, at its request, a number of certificates shall be issued to it (the certificates referred to in this clause shall be called hereinafter: “the Certificates”), each at the minimum quantity of NIS 1,000 (one thousand), par value (hereinafter: “the Minimum Quantity”).

25.2
Every Certificate may be split into Certificates so that the total par value of the Bonds included therein is equal to the total par value of the Bonds included in the Certificate whose split is being requested, provided that the par value in respect of each Certificate shall not diminish from the Minimum Quantity. The split shall be executed according to a split application signed by the registered Owner of the Bonds being the subject of the Certificate in the split application, against the delivery of the Certificate whose split is being requested to the Company at its registered office. The split shall be executed within 30 days after the end of the month during which the Certificate was delivered, along with the split application, to the registered office of the Company. Each of the new Bond Certificates to be issued following the split shall be at par value sums in whole New Israeli Shekels. All expenses involved in the split, including any levies on them, if any, shall apply to the split applicant.

26.	Expiration of the Office of the Trustee

26.1	The provisions of the Law shall apply to the office of the Trustee and the expiration thereof, and to the appointment of a new Trustee.

26.2
The Trustee shall be allowed to resign from its office at any time that it desires, after having issued written notice to the Company three months in advance, in which the Trustee shall specify the reasons for its resignation. The Trustee’s resignation has no validity unless the court has issued its approval thereof, and as of the date so ruled in the court’s approval as stated.

26.3
In the instance whereby the Bonds shall be listed for trading on the TASE – the Securities Authority may apply to the court with a request to terminate the Trustee’s office, pursuant to section 35.N of the Securities Law, or any other provision that might replace it.

26.4
The Trustee shall cease to hold office if it shall become evident that the Trustee is prevented from continuing to hold office, due to an amendment to the provisions of the Law or to the applicable law pertaining to the qualifications for serving as a trustee, including in the instance whereby such prevention shall arise in connection with the listing of the Bonds for trading on the TASE. In this context, “prevention” shall also be deemed a demand by the Securities Authority to terminate the Trustee’s office. In such instance, a new trustee shall be appointed, to be proposed by the Company, subject to approval by a Bondholders’ meeting, as stated hereunder in clause 26.6.

26.5	The Company shall notify the Bondholders of any such event that pertains to the office of the Trustee.

26.6
The Holders of ten percent (10%) of the par value of the outstanding balance of the Bond Principal may convene a general meeting of the Bondholders, and such meeting may resolve, according to the vote of two or more Holders or their proxies, holding at least fifty percent (50%) of the said balance, to remove the Trustee from office. In such instance, the provisions of clause 26.7 hereunder shall apply.

26.7
If the Trustee’s office has expired, the court may appoint another Trustee, which shall be a company registered in Israel, the core business of which is the execution of trusteeships, and which meets the requisite qualifications pursuant to the Law, and this, for the period, and under the conditions that the court shall deem fit. The Trustee, whose office has expired, shall continue to serve in office until the appointment of another Trustee.

26.8
It is hereby clarified that any appointment of an alternative Trustee, pursuant to the provisions of this clause 26, shall be subject to approval by Bondholders by way of a resolution according to the vote of two or more Holders or their proxies holding at least fifty percent (50%) of the par value of the outstanding balance of the Bond Principal.

26.9
Any new Trustee shall have the same powers, authorities and other authorizations as those of the Trustee whose office expired, and it shall be able to act, for all intents and purposes, as if appointed as Trustee ab initio. It is hereby clarified that the Trustee’s covenant to perform operations pursuant to the Trust Deed and pursuant to the Bond shall not expire until the transfer of the monies, assets and rights of the trust, if any, to the new Trustee has been completed. The Trustee covenants to cooperate with the Company and the alternative Trustee for the purpose of such transfer. It is hereby clarified that the termination of the office of the Trustee shall in no way derogate from rights, claims or allegations that the Company and/or the Bondholders might have against the Trustee, if any, the cause of which predated the termination date of its office as the Trustee, and this shall in no way release the Trustee from any liability pursuant to any law.

26.10	The Company shall publish an Immediate Report in any instance of the resignation of the Trustee and/or the appointment of another Trustee.

27.	Reporting to the Trustee

27.1	For as long as all of the Bonds have not been repaid, the Company shall prepare and deliver to the Trustee:

27.1.1
audited financial statements of the Company for the fiscal year ending on the 31st of December of the past year, immediately after the Company publishes them. The publication of these statements on Magna by the Company shall be deemed delivery of the reports to the Trustee.

27.1.2	every publication of the Company’s financial results, immediately after the Company publishes them. Such publication on Magna by the Company shall be deemed delivery of the reports to the Trustee.

27.1.3	a copy of every document that the Company forwards to the Bondholders;

27.1.4
a report of any revision of the rating of the Bonds or about any withdrawal of the rating. The Trustee shall be obligated to notify the Bondholders of any revision of the rating of the Bonds or of any such withdrawal of rating.

27.2
In the instance whereby the Company shall cease to report in conformity with section E.3 of the Law (as well as in conformity with the provisions of section F. of the Law), the Company shall prepare and issue financial statements to the Trustee on the dates and in the format applicable to the Company pursuant to the provisions of section E.3 of the Law.

28.	Consent to a Distribution Not Fulfilling the Profit Criterion

28.1
The Company is examining the possibility of executing a distribution that does not fulfill the profit criterion, according to the provisions of section 303 of the Companies Law, 5759 – 1999, in the sum of NIS 1-1.4 billion, subject to receipt of approvals from the relevant organs in the Company and from the court (hereinafter: “Capital Reduction”).

28.2
The Trustee, and any party submitting an offer to purchase the Bonds, as well as any party that shall purchase and/or hold the Bonds, hereby gives its irrevocable consent to the execution of a Capital Reduction, provided that, on the date of the Capital Reduction and immediately thereafter (i.e., on the actual execution date of the Capital Reduction, or, at the very latest, one day later) the Bonds shall be assigned a rating in the (A) group by Maalot or a parallel rating of another Rating Company, and any party that shall submit an offer to purchase the Bonds and/or shall purchase and/or hold the Bonds hereby authorizes the Trustee and the Company to notify the competent court on its behalf that it has no objection to the Capital Reduction and that it shall not have any claim and/or demand concerning the Capital Reduction, provided that it shall be approved by the court by December 31, 2010.

28.3	The Bondholders agree that the Capital Reduction shall not be deemed an event calling for immediate repayment pursuant to the above clause 7.

28.4
Notwithstanding that stated in This Trust Deed, when the Trustee shall receive the Company’s notification of the execution of a Capital Reduction, the Trustee shall not be required to obtain the consent of the Bondholders to implement and/or to not implement any actions pursuant to This Deed in respect of the Capital Reduction, and the Trustee shall, on behalf of the Bondholders, unconditionally approve the said Capital Reduction.

29.
Incidence of the Securities Law

In relation to any matter not referred to in This Deed, and in any instance of a contradiction between the provisions of the Law and the Securities Regulations (which cannot be made conditional) and This Deed, the parties shall act in accordance with the provisions of the Law and the Securities Regulations.

30.	Bondholders’ Meetings The general meetings of the Bondholders shall be convened and conducted in accordance with the conditions specified in the Second Addendum to This Deed.

31.	Addresses The addresses of the parties shall be as appearing in the recitals to This Deed, or any other address for which suitable written notice shall be given to the other party.

32.
Applicable Law and Jurisdiction

The law applicable to This Trust Deed, inclusive of appendices thereto, shall be Israeli law. The sole and exclusive jurisdiction in relation to any matter pertaining to This Deed shall be of the competent courts of Tel-Aviv – Jaffa.

33.
Authorization for Reporting on Magna

The Trustee, by signing This Deed, is authorizing the authorized electronic signatories of the Company, as they shall be, to report on its behalf on Magna about its engagement in and signing of This Deed, to the extent that this is required by law.

And in witness whereof, the parties have hereunto signed:

/s/	/s/
Partner Communications Company Ltd.	Ziv Haft Trust Company Ltd.

I, the undersigned, Sharon Pines, Adv., confirm that This Trust Deed has been duly signed by Partner Communications Ltd. in accordance with its Articles of Association, by Messrs. David Avner and Emanuel Avner, whose signatures are binding upon the Company in relation to This Deed.

                  /s/
Sharon Pines, Advocate
License no. 32068

First Addendum
Partner Communications Ltd.
Bond Certificate (Series B)

Issued herewith is a series, unrestricted in sum, of registered Bonds (Series B), of NIS 1 par value each, bearing interest at the rate of 3.4% per annum, linked (Principal and interest) to the Consumer Price Index in respect of the month of October 2009, as published on November 15, 2009. The Principal of the Series B Bonds shall be payable in four (4) equal annual payments, on November 30 of each of the years 2013 through 2016 (inclusively). The first payment of the Principal shall be executed on November 30, 2013 and the last payment of the Principal shall be executed on November 30, 2016. The interest on the Bonds shall be paid in biannual payments, on May 31 and November 30 of each of the years 2010 through 2016, for the period of six months ending on the date of each such payment. The first payment of the interest shall be executed on May 31, 2010 and the last payment on November 30, 2016, together with the payment of the Principal and against the return of the Bonds to the Company, all in accordance with the Conditions Recorded in the Overleaf of This Bond. The Bonds shall be issued to any party that, on the issue date of This Bond, is deemed “institutional investors,” as this term is defined in the Securities Regulations (Method of Offering Securities to the Public), 5767 – 2007.

REGISTERED BONDS (SERIES B).
Certificate number: _______.
Inclusive par value of the Bonds in This Certificate: NIS ______.
The registered Owner of the Bonds in This Certificate: _________________.

1.
THIS CERTIFICATE attests that Partner Communications Company Ltd. (hereinafter: “the Company”) shall pay 25% of the par value of the Bonds in This Certificate on November 30 of each of the years 2013 through 2016 (inclusively) to whomever shall be the registered “Holder” (as this term is defined in the Conditions in the Overleaf) of the Bond on the Record Date for that payment, all being subject to that specified in the Conditions in the Overleaf and the Trust Deed dated November 26, 2009 between the Company on the one hand and Ziv Haft Trust Company Ltd. and/or any party that shall serve from time to time as the Trustee of the Bondholders pursuant to the Trust Deed (“the Trustee” and “the Trust Deed,” respectively).

2.
This Bond bears interest at the rate of 3.4%, which shall be paid in biannual payments, on May 31 and November 30 of each of the years 2010 through 2016, for the period of six months ending on the date of each such payment. The first payment of the interest shall be executed on May 31, 2010 and the last payment on November 30, 2016, together with the payment of the Principal and against the return of the Bonds to the Company, all in accordance with that specified in the Conditions in the Overleaf.

3.
This Bond shall be linked (Principal and interest) to the Consumer Price Index in respect of the month of October 2009, as published on November 15, 2009, all as specified in the Conditions in the Overleaf.

4.
This Bond is being issued as part of the Series B of Bonds, the conditions of which are identical to the conditions of this Bond (“the Bond”), being subject to the Conditions specified in the Overleaf and in accordance with the Trust Deed (hereinafter: “Trust Deed”) dated November 26, 2009, which was signed between the Company and the Trustee, and which are not secured by any pledge.

5.
The payment of the Principal and the last payment of the interest shall be executed against the delivery of the Bond to the Company at its registered office, as stated in the Conditions in the Overleaf, or at any other location that the Company shall so notify, no later than five Business Days prior to the payment date.

6.	All of the Bonds in this Series shall be pari passu, inter se, without any senior right of one over the other.

7.
The Company may issue, at any time and from time to time (whether by private offering or public offering), at its sole discretion, without needing the consent of the Bondholders or of the Trustee or having to give notice to any of them in this regard, including to a Related Corporation of the Company, bonds of a different class or other series of bonds or other securities of any class and category whatsoever, with or without associated rights to purchase shares of the Company, under conditions of interest, linkage, sureties, payment and other conditions as the Company shall deem fit, whether preferable, equal or inferior to the conditions of the Bonds. Furthermore, the Company reserves its right to expand the series from time to time at its sole discretion, pursuant to the provisions of any law, provided that such expansion of the series shall not adversely impact the rating of the Bonds as it shall be at that time.

8.	Any transfer of the Bonds is subject to the transfer restrictions specified in clause 7 of the Conditions Recorded in the Overleaf of the Bond Certificate.

9.
It is hereby clarified that the provisions of the Trust Deed shall constitute an integral part of the provisions of This Bond, and shall be binding upon the Company and upon the Holders of the Bonds included in the aforesaid series. In any instance of a contradiction between that stated in This Certificate and that stated in the Trust Deed, the provisions of the Trust Deed shall prevail.

10.
The Bonds are being offered in a transaction that does not constitute an “offering to the public in the United States,” as this term is defined in the U.S. Securities Act of 1933, inclusive of amendments thereto (hereinafter: “the Law in the U.S.”). The Bonds shall not be submitted for registration with the Securities Exchange Commission in the United States or other securities authority of any state in the United States. The Bonds shall not be offerable or sellable pursuant to the Law in the U.S. by any Holder, unless according to an exemption from the registration requirements in the United States, or within the scope of a transaction not subject to the registration requirements pursuant to the Law in the U.S., and pursuant to all binding securities laws in the relevant state in the United States.

Signed by the Company on ___________________

/s/ Partner Communications Company Ltd.

By:
Authorized signatory:___________________           Authorized signatory:___________________

I, the undersigned,_______________, Adv., confirm that This Bond Certificate has been duly signed by Partner Communications Company Ltd. in accordance with its Articles of Association, by Messrs._______________and_______________, whose signatures are binding upon the Company for the purposes of This Bond.

/s/ _________________, Adv.

The Conditions Recorded in the Overleaf

1.	General

In This Bond, the following expressions shall have the following meanings, unless the context dictates otherwise:

“The Company” –	Partner Communications Company Ltd.;
“This Deed” or “the Trust Deed” –	This Trust Deed, including the addenda and appendices attached thereto, which constitute an integral part thereof;
“The Trustee” –	The Trustee referred to at the top of This Deed and/or any party that shall serve from time to time as the Trustee of the Bondholders pursuant to This Deed;
“The Law” –	The Securities Law, 5728 – 1968, and the regulations instituted by virtue thereof as they shall be from time to time;
“Register” –	The Register of the Bondholders, as stated in clause 24 of the Trust Deed;
“TASE” –	The Tel-Aviv Stock Exchange Ltd.;
“Business Day” or “Banking Business Day” –	Any day that most banks in Israel are open for business;
“Ordinary Resolution” –
Resolution passed during a general meeting of the Bondholders, during which Holders of at least twenty-five percent (25%) of the balance of the par value of the Bonds in circulation of that series were present, either in person or by proxy, or during an adjourned meeting during which any number was present, and which was passed (whether during the original meeting or during the adjourned meeting) by a majority of at least fifty percent (50%) of all votes of those participating in the vote, excluding abstentions;

“Special Resolution” –
Resolution passed during a general meeting of the Bondholders, during which Holders of at least fifty percent (50%) of the balance of the par value of the Bonds in circulation of that series were present, either in person or by proxy, or during an adjourned meeting, during which Holders of at least ten percent (10%) of the said balance were present, either in person or by proxy, and which was passed (whether during the original meeting or during the adjourned meeting) by a majority of at least seventy-five percent (75%) of all votes of those participating in the vote, excluding abstentions;

“The Nominee Company” –	The Nominee Company of Bank Leumi le-Israel Ltd.;
“Principal” –	The par value of the Bonds;
“The Bonds” or “the Series B Bonds” –

Registered Bonds (Series B), unrestricted in sum, the conditions of which are specified in This Deed, inclusive of addenda thereto, which shall be issued from time to time, at the Company’s sole discretion;

“The Consumer Price Index” or “Index” –
The price index known by the name of “the Consumer Price Index,” which includes fruits and vegetables, and which is published by the Central Bureau of Statistics, and including that Index even if it shall be published by another official body or institution, and including any official Index that might replace it, whether or not constructed from the same data as those upon which the existing Index was constructed. If another Index shall replace it, which shall be published by such body or institution, and that body or institution has not prescribed the ratio between it and the Index being replaced, the Central Bureau of Statistics shall prescribe that ratio. In the event that such ratio shall not be prescribed, then the Trustee, in consultation with economic experts to be chosen by the Trustee, shall prescribe the ratio between the other Index and the Index being replaced;

“The Payment Index” –	The Index known on the execution date of any payment on account of the Principal and/or interest;
“The Known Index” –	On any given date – the last Index published prior to that date;
“The Base Index” –	The Index in respect of the month of October 2009, as published on November 15, 2009;

“Trading Day” –	Any day on which transactions are carried out on the Tel-Aviv Stock Exchange Ltd.;
“Arrears Interest” –	As defined hereunder in clause 5.1;
“The TASE Clearing House” –	The clearing house of the Tel-Aviv Stock Exchange Ltd.

The Bond conditions (the Conditions Recorded in the Overleaf) are an integral part of the provisions of the Trust Deed; the provisions of the Trust Deed shall be deemed as if expressly included in these Bond conditions. In any instance of a contradiction between that stated in the Bond and that stated in the Trust Deed, the provisions of the Trust Deed shall prevail.

2.	The Bonds

2.1
The Company shall issue a series, unrestricted in sum, of registered Bonds (Series B), of NIS 1 par value each, bearing interest at the rate of 3.4% per annum, linked (Principal and interest) to the Consumer Price Index in respect of the month of October 2009, as published on November 15, 2009.

The Principal of the Series B Bonds shall be payable in four (4) equal annual payments, on November 30 of each of the years 2013 through 2016 (inclusively).

The first payment of the Principal shall be executed on November 30, 2013 and the last payment of the Principal shall be executed on November 30, 2016.

The interest on the Bonds shall be paid in biannual payments, on May 31 and November 30 of each of the years 2010 through 2016, for the period of six months ending on the date of each such payment (hereinafter: “Interest Period”).

The first payment of the interest shall be executed on May 31, 2010 and the last payment on November 30, 2016, together with the payment of the Principal and against the return of the Bonds to the Company, all in accordance with the conditions specified in the Bond.

The Bonds shall be issued to any party that, on the issue date of the Bonds, is deemed “institutional investors,” as this term is defined in the Securities Regulations (Method of Offering Securities to the Public), 5767 – 2007. Any transfer of the Bonds is subject to the transfer restrictions specified hereunder in clause 7.

2.2	Expansion of the series

Regarding expansion of the series, see clause 2.2 of the Trust Deed.

2.3	Issuance of additional securities

Regarding the issuance of additional securities, see clause 2.3 of the Trust Deed.

2.4	Listing for trading in the “TACT Institutional” system

Regarding listing for trading in the TACT Institutional system, see clause 2.4 of the Trust Deed.

2.5	Listing of the bonds for trading

Regarding listing of the Bonds for trading, see clause 2.5 of the Trust Deed.

2.6	Purchase of bonds by the Company and/or by a Related Corporation Regarding a purchase of bonds by the Company and/or by a Related Corporation, see clause 3 above.

3.
Repayment of the Principal

Subject to the rest of the Bond conditions, the Principal of the Bonds shall be paid in four (4) equal annual payments, on November 30 of each of the years 2013 through 2016, inclusively (whereby the first payment shall be paid on November 30, 2013 and the last payment on November 30, 2016). The Principal is linked to the Consumer Price Index in respect of the month of October 2009, as published on November 15, 2009.

4.
The Interest

The outstanding balance of the Bond Principal shall bear interest at the rate of 3.4% per annum (hereinafter: “the Interest Rate”). The interest shall be linked to the Consumer Price Index according to the linkage terms specified hereunder in clause 5.7.

The Interest Rate in respect of each Interest Period, as defined hereunder, shall be 1.7% (excluding the interest rate in respect of the First Interest Period, as specified hereunder). The interest on the Bonds shall be paid in biannual payments on May 31 and on November 30 of each of the years 2010 through 2016 for the period of six months ending on the date of each such payment (hereinafter: “Interest Period”) on the outstanding balance from time to time of the total Principal during that Interest Period. Subject to the rest of the Bond conditions, the Company shall pay such interest to any party that shall be the registered Owner of the Bonds in the Register at the end of May 19 and at the end of November 18 of each year preceding the payment date of that payment, respectively. The first payment of the interest shall be executed on May 31, 2010 for the period commencing November 29, 2009 and ending on May 31, 2010, whereby the interest rate in respect of this period shall be 2.005%. For particulars regarding the Company’s covenant to pay an Interest Increment at the rate of 0.6% per annum, see clause 2 above.

The last payment of interest shall be executed on November 30, 2016, together with the payment of the Principal and against the return of the Bonds to the Company, all in accordance with the conditions specified in the Bond.

5.	Payment of the Principal, the Interest and the Linkage Conditions of the Bonds

5.1
The payments on account of the interest and/or the Principal of the Bonds shall be paid to those persons whose names shall be recorded in the Register as Holders at the end of May 19 and at the end of November 18 of each year preceding the payment date of that payment (hereinafter: “the Record Date”), with the exception of the last payment of the Principal and the Interest, which shall be effected against delivery of the Bond Certificates to the Company, at the Company’s registered office, or at any other location that the Company shall so notify no later than five (5) Business Days prior to the last payment date.

It is hereby clarified that any party not recorded in the Register on the Record Date shall not be entitled to an interest payment in respect of the Interest Period that began prior to that date.

The payment of the Principal and the Interest shall be executed subject to the linkage conditions as stated hereunder in clause 5.7.

Any payment on account of a sum of Principal and/or interest, which shall be paid in arrears exceeding three Business Days after the Record Date for the payment thereof pursuant to This Bond Certificate, for reasons dependent upon the Company, shall bear Arrears Interest, as this term is defined in this clause, as of the Record Date for the payment thereof and until the date of the actual payment thereof. In this regard, the Arrears Interest rate shall be the maximum interest rate that shall be customary at that time at Bank Leumi le-Israel Ltd. in respect of debit balances in current loan accounts or in current accounts in Israeli currency having no valid credit framework, whichever is higher, which shall be calculated according to the number of actual days of delay. To dispel any doubt, it is hereby clarified that, during the period of arrears, the sum in arrears shall not bear interest as stated above in clause 4.

5.2
In any instance whereby the payment due date on account of Principal and/or interest shall fall on a day other than a Business Day, the payment date shall be deferred until the first subsequent Business Day, without any additional payment, and “the Record Date” for the purpose of determining entitlement to redemption or to interest shall not change as a result.

5.3
The payment to those entitled shall be executed by way of checks or bank transfer to the credit of the bank account of those persons whose names shall be recorded in the Register, and which shall be specified in particulars to be timely delivered in writing to the Company, according to that stated in clause 24 of the Trust Deed. If the Company shall be unable to pay any sum to those entitled to it, for a reason not dependent upon the Company, the provisions of clause 6 hereunder shall apply.

5.4
A Bondholder shall notify the Company of the bank account details for crediting payments to that Holder pursuant to the Bonds as stated above, or about any change in the said account details or in its address, as the case may be, by written notice sent by registered mail to the Company. The Company shall be required to act according to the Holder’s notice regarding such change, once fifteen (15) Business Days have elapsed since the arrival of the Holder’s notice to the Company.

5.5
If a Bondholder entitled to such payment did not deliver details about its bank account in timely fashion to the Company, any payment on account of the Principal and the interest shall be executed by check, which shall be sent by registered mail to its last address recorded in the Register. The mailing of a check to an entitled Bondholder by registered mail as stated shall be deemed, for all intents and purposes, to be payment of the sum quoted therein on the date of its dispatch by mail, provided that it shall be paid upon proper presentation for collection.

5.6	Any compulsory payment, to the extent required by law, shall be deducted from any payment in respect of the Bonds.

5.7
The Principal of the Bonds and the interest thereon as specified above shall be linked to the Consumer Price Index in the following manner:

Should it become evident on the execution date of any payment of the Principal and/or the interest on the Bonds that the Payment Index on that date is higher than the Base Index, the Company shall pay that payment of Principal or interest, being increased proportionately to the rate of the rise of the said Payment Index versus the Base Index; however, should it become evident that the said Payment Index is the same as or lower than the Base Index, the Company shall pay that payment of Principal or Interest being calculated on the basis of the Base Index.

6.	Prevention from Paying, for a Reason Not Dependent Upon the Company

6.1
Any sum due to a Bondholder, which was not actually paid by the date stipulated for the payment thereof, for a reason not dependent upon the Company, while the Company had been prepared to pay it, shall cease to bear interest and linkage differentials as of the date stipulated for the payment thereof, and the Bondholder shall be entitled solely to those sums to which it was entitled on the date stipulated for the payment of that payment on account of the Principal, the interest and the linkage differentials.

6.2
Within 15 Business Days of the date stipulated for that payment, the Company shall deposit the total payment not paid on time, as stated above in clause 6.1, with the Trustee, and shall notify the Bondholders of such deposit in writing, according to the addresses in its possession. The aforesaid deposit shall be deemed clearance of that payment, and, in the instance of clearance of all that due in respect of the Bonds, shall also be deemed redemption of that Bond.

6.3
Within the framework of the trust accounts under the Trustee’s name and payable to its order, the Trustee shall invest the monies that shall be transferred to it as stated above in clause 6.2 in investments permitted to the Trustee pursuant to the Trust Deed. If the Trustee has done so, it shall not be obligated to those entitled in respect of those sums, other than the proceeds obtained from realizing the investments, after deducting the reasonable expenses relating to the said investment and the management of the trust accounts, the reasonable commissions and after deducting the compulsory payments applicable to the trust account. Out of such monies, the Trustee shall transfer sums to those Bondholders entitled to them, as soon as possible after reasonable proof and confirmations of their entitlement to these sums have been issued to the Trustee, after the Trustee deducts its reasonable expenses.

6.4
The Trustee shall hold these monies and shall invest them in the said manner until the end of one year after the final repayment of the Bonds. Subsequent to this date, the Trustee shall transfer the sums as stated above in clause 6.3 to the Company, including profits deriving from the investment thereof, less its expenses, to the extent that any remained with the Trustee at that time. The Company shall hold these sums in trust for the Bondholders entitled to those sums, and, in relation to any matter pertaining to sums to be transferred to the Company by the Trustee as stated above, the provisions of the above clause 6.3 shall apply to the Company, mutatis mutandis.

The Company shall acknowledge the holding of the sums and the matter of the receipt thereof in trust for the said Bondholders in writing to the Trustee.

The Company shall hold these monies in trust for the Bondholders entitled to those sums for one additional year after the date they were transferred to the Company by the Trustee, and shall not make any use thereof, and shall invest them in accordance with the provisions of the Trust Deed. Monies not demanded from the Company by a Bondholder by the end of two years after the final repayment date of the Bonds shall be transferred to the Company, and the Company shall be allowed to use the monies remaining for any purpose whatsoever.

7.	Transfer of the Bonds

7.1
Subject to that stated hereunder in clauses 7.2 – 7.4, the Bonds are transferable in relation to any par value sum, provided that it shall be in whole New Israeli Shekels. Any transfer of the Bonds shall be effected according to a transfer deed drawn up in the customary version for a share transfer, properly signed by the registered Holder or its legal representatives, and by the recipient of the transfer or its legal representatives, which shall be delivered to the Company at its registered office, attaching the Bond Certificates being transferred pursuant thereto, and any other reasonable proof that shall be required by the Company for the sake of proving the transferor’s right to transfer them.

Subject to that stated above, the procedural provisions included in the Company’s Articles of Association regarding the mode of transferring shares shall apply, mutatis mutandis, as the case may be, to the mode of transfer of the Bonds and the assignment thereof.

7.2
Notwithstanding that stated above in clause 7.1, and for as long as the Bonds have not been listed for trading on the TASE, the Bonds shall not be transferable by any of the Bondholders without receiving the Company’s prior written consent, at the Company’s absolute discretion, unless to a party that is: (a) an investor listed in the list of investors in sections 15.A(b)(1) or 15.A(b)(2) of the Law; or (b) to the Company or to a subsidiary of the Company. To dispel any doubt, it is hereby clarified that a listing for trading with the framework of the TACT Institutional system is not listing for trading on the TASE. To dispel any doubt, the provisions of this clause shall also apply to any other transferee of the Bonds. It is hereby clarified that any transfer shall be subject to the restrictions prescribed in clause 2.5 of the Trust Deed.

7.3	If any compulsory payment whatsoever shall apply to the transfer deed of the Bonds, the party requesting the transfer must deliver reasonable proof of the payment thereof to the Company.

7.4
In the event of a transfer of only a portion of the total par value of the Bonds in This Certificate, the Bond Certificate must first be split, pursuant to the provisions of clause 9 hereunder, into the number of Bond Certificates so required, in such manner that the total sums of the par value in them shall be equal to the total par value in the said Bond Certificate.

7.5	After the fulfillment of all these conditions, the transfer shall be recorded in the Register, and all of the conditions specified in the Trust Deed and in This Bond shall apply to the transferee.

7.6	All expenses and commissions involved in the transfer shall apply to the party requesting the transfer.

8.	Splitting of the Bond Certificate Regarding a split of a Bond Certificate, see clause 25 of the Trust Deed.

9.
Early Redemption of the Bonds

In the event that the Bonds shall be listed for trading and the TASE shall decide to delist the Bonds in circulation from trading because the value of the series of Bonds diminished from the sum prescribed in the TASE directives regarding delisting of bonds, the Company shall act as follows:

9.1
Within 45 days of the date of the resolution by the TASE Board of Directors regarding the delisting as stated, the Company shall announce an early redemption date on which the Holder of the Bonds may redeem them. The Company shall pay the Principal plus interest to the Holder, according to the Bond conditions that accrued up until the actual redemption date.

9.2	The announcement of the early redemption date shall be published in two Hebrew-language daily newspapers circulated in Israel and shall be delivered in writing to all registered Holders of the Bonds.

9.3
The early redemption date relative to the Bonds shall be at least 17 days after the publication date of the announcement and not later than 45 days after the said date, but not during the period between the Record Date for a payment of interest and the actual payment date thereof.

9.4
On the early redemption date, the Company shall redeem the Bonds that the Holders thereof requested to redeem, according to the balance of their par value, plus the interest and the linkage differentials that accrued on the Principal up until the actual redemption date (the interest shall be calculated on the basis of 365 days in a year).

9.5
The determination of an early redemption date as stated above shall in no way prejudice the redemption rights prescribed in the Bonds of any of the Bondholders that shall not redeem them on the early redemption date as stated above, but the Bonds shall be delisted from trading on the TASE and, inter alia, the tax implications deriving from this shall apply to them.

9.6
An early redemption of the Bonds as stated above shall not confer to any Holder who held the Bonds that shall be redeemed as stated, the right to a payment of interest in respect of the period subsequent to the redemption date.

    It is hereby clarified that, apart from as stated above, the Company has no right to execute an early redemption of the Bonds.

10.	Purchase of Bonds by the Company and/or by a Related Corporation In this regard, see clause 3 of the Trust Deed.

11.	General provisions

11.1
The sum of the Principal and the interest are payable and transferable without taking into consideration any equitable rights or any right of offset or counterclaim that exists or that might exist between the Company and a previous Holder, including the original Holder of the Bonds.

11.2
Any party becoming entitled to the Bonds as a result of bankruptcy or as a result of liquidation proceedings of the Bondholder, shall have the right, as soon as it shall present the evidence that the Company shall require from it from time to time, to be registered in the Register as the Holder of the Bonds, or subject to the conditions specified above in This Certificate, to transfer them.

11.3
The Bondholders shall be allowed to exercise their rights pursuant to the Bonds and the Trust Deed through the Trustee or pursuant to a resolution of a general meeting of the Bondholders in the manners specified in the Bond and in the Trust Deed. Notwithstanding that stated above, if the Trustee shall act other than in accordance with the provisions of the Trust Deed and the Bond, the Bondholders shall be allowed to exercise their rights, including pursuant to a resolution of the general meeting.

11.4	The provisions of the Trust Deed, including the right to call the Bonds for immediate repayment, which is specified in clause 7 of the Trust Deed, shall be deemed an integral part of This Bond.

12.	Waiver, Compromise and/or Amendments to the Bond conditions In this regard, see clause 23 of the Trust Deed.

13.	General Meetings of the Bondholders The general meetings of the Bondholders shall convene and be conducted according to that stated in the Second Addendum to the Trust Deed.

14.
Receipts as Proof

Without derogating from any other of these conditions, a receipt signed by the Holder of the Bonds in This Certificate shall constitute proof of the full clearance of any payment specified in the receipt, which was paid by the Company or by the Trustee, as the case may be, in respect of the Bonds in This Certificate.

15.
Replacement of the Bond Certificate

In the event that the Bond Certificate shall become worn, be lost or destroyed, the Company shall be allowed to issue a new Certificate of the Bonds in its place, and this, under the same conditions relating to proof, indemnification and coverage of the reasonable expenses caused to the Company for the purpose of clarifying the title to the Bonds, as the Company shall deem fit, provided that, in the instance of wear and tear, the worn Bond Certificate shall be returned to the Company before it issues the new Certificate. Taxes and other expenses involved in the issuance of the new Certificate, if any shall apply, shall apply to the Bondholder requesting the said Certificate.

16.	Notices In this regard, see clause 23 of the Trust Deed.

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Second Addendum to the Trust Deed General Meetings of the Bondholders

1.
The Trustee or the Company may summon the Bondholders to a meeting of the Bondholders. If the Company summons such a meeting, it must immediately send notice to the Trustee of the date and time of the meeting, as well as of the matters to be raised for discussion therein. If the Trustee summons such a meeting, it must send written notice to the Company of the date and time of the meeting and of the matters to be raised for discussion therein.

The Company shall be obligated to summon a meeting as aforesaid at the written request of the Trustee or of the Holders of at least ten percent (10%) of the par value of the outstanding balance of the Principal of the Bonds. The Trustee shall be obligated to summon a meeting as aforesaid at the written request of the Holders of at least ten percent (10%) of the par value of the outstanding balance of the Principal of the Bonds.

When conducting a Bondholders’ meeting, the Trustee shall examine the existence of conflicting interests among the Bondholders according to the circumstances. The Company and the Trustee shall act to convene class meetings of Bondholders in conformity with the provisions of any law, the res judicata, the provisions of the Law and the Securities Regulations, and the directives to be issued by virtue thereof.

In the instance of the conducting of class meetings, resolutions must be approved by each of the class meetings to be summoned and by a meeting of all of the Bondholders, and all by the majority required pursuant to the provisions of This Deed, inclusive of appendices thereto. Notwithstanding that stated above, the Trustee, at its sole discretion, may decide that such a resolution does not require a meeting of related Holders or that such meeting shall not be summoned.

2.
Advance notice of each Bondholders’ meeting shall be given to the Bondholders and to the Trustee of at least 14 (fourteen) days; when the purpose of a meeting is to discuss a proposal to pass a Special Resolution, advance notice of at least 21 (twenty-one) days shall be given. The advance notice shall specify the venue, date and time of the meeting, and shall generally outline the topics on the meeting’s agenda. If the purpose of the meeting is to discuss and pass a Special Resolution, the said advance notice shall also specify the main points of the proposed resolution. If the meeting is being summoned by the Trustee, such notice shall also be given to the Company.

The Trustee shall be allowed to shorten the timing of the issuance of the advance notices if the Trustee believes that any delay in convening the meeting prejudices or is liable to prejudice the Bondholders’ rights.

3.
No resolution that has been duly passed by a meeting so summoned shall be disqualified, if, inadvertently, notice of the meeting was not given to Holders of less than ten percent (10%) of the par value of the outstanding balance of the Principal of the Bonds, or if such notice was not received by Holders as stated.

4.
The chairman of the meeting shall be a person appointed by the Trustee. If the Trustee did not appoint a chairman as stated, or if the person appointed by the Trustee as stated was absent from the meeting, the Bondholders present (or their proxies) shall elect a chairman from amongst themselves.

5.	A Bondholders’ meeting shall open after it shall be proven that the legal quorum required for opening the discussion is present.

(a)
Subject to the legal quorum required for dismissing a trustee by law, the legal quorum for Bondholders’ meetings, apart from that specified hereunder in clause 5(e), shall be the presence of at least two Bondholders, either in person or by proxy, who together hold or represent at least ten percent (10%) of the par value of the outstanding balance of the Principal of the Bonds at that time.

(b)
If such legal quorum is not present by one half hour after the time scheduled for opening such a meeting, the meeting shall be adjourned until the following week on the same day, at the same location and at the same time (without requiring any further notice), and, in the event that that day is not a Business Day, then the first subsequent Business Day (without requiring any further notice), or any other venue, date and time as the party that summoned the meeting shall so decide, provided that the party summoning the meeting shall issue advance notice of at least seven (7) days about the convening of such adjourned meeting, in the same manner by which the notice of the convening of the original meeting had been given, and shall state that, if a legal quorum as aforesaid shall not be present at the adjourned meeting, then the legal quorum shall be two Bondholders present, either in person or by proxy, without considering the par value of the Bonds they hold. Such statement can also be given in the notice summoning the adjourned meeting.

(c)	If a legal quorum is not present at such adjourned meeting, two Bondholders being present either personally or by proxy and holding any quantity whatsoever of Bonds shall constitute a legal quorum.

(d)
The chairman, with the consent of the Holders of the majority of the par value of the outstanding balance of the Principal of the Bonds, who are present in person or by proxy at a meeting at which a legal quorum is present, may, and at the request of the meeting, must, adjourn the meeting from time to time and from place to place as the meeting shall resolve. If the meeting is adjourned for ten or more days, notice of the adjourned meeting shall be given in the same manner as for the original meeting, provided that, in the instance whereby the convening of the continuation of the meeting shall be adjourned to a date within less than fourteen days, notice of the adjourned meeting shall be given by way of publishing an Immediate Report in the Magna network only. Apart from that stated above, the Bondholders shall not be entitled to receive any notice of an adjourned meeting and/or of the matters to be discussed during the adjourned meeting. Only those matters that could have been discussed during the meeting in which the adjournment was decided shall be discussed during an adjourned meeting.

(e)
The legal quorum for a meeting being convened to pass any one of the resolutions specified hereunder (hereinafter: “Special Resolution”) shall be two or more Holders being present at the meeting, holding at least fifty percent (50%) of the par value of the outstanding balance of the Principal of the Bonds, or, in relation to an adjourned meeting, when two or more Holders were present, holding either personally or by proxy at least ten percent (10%) of the said balance:

(1)
any material correction, amendment or arrangement of the Bondholders’ rights, whether these rights derive from the Bonds, from the Trust Deed or otherwise, or any material compromise or waiver pertaining to these rights;

(2)	the calling of the Bonds for immediate repayment, upon the occurrence of one or more of the instances specified in clause 7 of the Trust Deed;

(3)	any resolution pertaining to any other matter that, pursuant to the provisions of the Trust Deed or the Bonds, is subject to the passing of a Special Resolution.

(f)
It is hereby clarified that, when counting the legal quorum for the purpose of convening a general meeting for passing a resolution, and when counting the voters in favor of such resolution, the votes of Bondholders that are a “Related Corporation,” as this term is defined in the Trust Deed, shall not be counted; these Bonds shall not vest the Related Corporation a right to vote during the general meetings of the Bondholders, and shall not be counted for the purpose of the legal quorum, all for as long as the Bonds are being held by that Related Corporation.

When conducting a Bondholders’ meeting, the Trustee shall examine the existence of conflicting interests among the Bondholders according to the circumstances. The Company and the Trustee shall act to convene class meetings of Bondholders in conformity with the provisions of any law, the res judicata, the provisions of the Law and the Securities Regulations, and the directives to be issued by virtue thereof.

6.	(a)
The Bondholders are entitled to participate and vote during any general meeting, either personally or by proxy. During any vote of Bondholders, the voting shall be conducted according to a counting of votes, so that each Bondholder or proxy shall be entitled to one vote in respect of each NIS 1 par value of the inclusive outstanding par value of the Bonds by virtue whereof it is entitled to vote. In the instance of joint Holders, only the vote of the party requesting to vote that is listed first among them in the Register, whether personally or by proxy, shall be accepted.

(b)
A Bondholder or its proxy may, in respect of a portion of its votes, vote in favor of a particular resolution, and, in respect of another portion of its votes, vote in opposition, and, in respect of another portion, abstain, all as that Bondholder shall deem fit.

(c)	If the Trustee shall participate in a meeting at the invitation of the Company, the Trustee shall participate without any voting right.

7.	(a)
The majority required to pass an Ordinary Resolution of the general meeting is an ordinary majority of the number of votes being represented during the voting, and voting in favor or in opposition. The majority required to pass a Special Resolution during such meeting, as stated above in clause 5(e) is a majority of not less than 75% of the number of votes being represented during the voting as stated above.

(b)	A resolution to amend the Trust Deed shall be passed by Special Resolution and subject to any law.

(c)	The declaration by the chairman regarding a resolution being passed or rejected and the recording of this matter in the meeting minutes shall serve as prima facie proof of this fact.

8.	(a)
A letter of appointment appointing a power-of-attorney and/or proxy shall be in writing and signed by the appointing Bondholder or by the Bondholder’s representative, who has been duly authorized to do so in writing. If the appointing Bondholder is a corporation, the appointment shall be effected by written authorization duly signed by the corporation, along with a lawyer’s confirmation of the validity of the signature. A proxy does not have to be a Bondholder himself.

(b)
A letter of appointment and power-of-attorney, or other certificate according to which the letter of appointment was signed, or a certified copy of such power-of-attorney, shall be deposited at the Company’s office no less than 48 hours prior to the time of the assembly for which the power-of-attorney was issued, unless the notice summoning the meeting prescribes otherwise.

(c)
A vote given in accordance with the conditions prescribed in the proxy appointment document shall be valid even if, prior to the vote, the appointing Bondholder died or was declared incapacitated or the letter of appointment was cancelled or the Bond in respect whereof the vote was given has been transferred, unless the Company receives written notice regarding the aforesaid death, ruling of incapacitation, cancellation or transfer, as the case may be, at its registered office prior to the time of the meeting.

9.
The Trustee shall be responsible for preparing minutes of all discussions and resolutions during every general meeting of the Bondholders, and for the recording and retention thereof in the minutes book of the Bondholders’ meetings. All minutes signed by the chairman of the meeting during which the resolutions were passed and the discussions were held, or signed by the chairman of the following convened meeting, shall serve as proof of the matters recorded therein, and, as long as not proven otherwise, every resolution passed during such meeting shall be deemed as having been lawfully passed.

10.
A person or persons who shall be appointed by the Trustee, the Company’s Secretary, and any other person or persons so authorized by the Company and/or the Trustee shall be allowed to be present during Bondholders’ meetings. In the instance whereby, according to the Trustee’s reasonable judgment, and for reasonable reasons, a discussion is necessary without the presence of the Company’s representatives during part of the meeting, then the Company or any delegate on its behalf shall not participate in that same part of the meeting.

11.
Every meeting of the Bondholders shall take place at the registered office of the Company or at any other venue that the Company shall so notify. The Trustee shall be allowed to ask that the Company conduct a Bondholders’ meeting at some other venue, subject to the Company’s consent.

12.	All that stated in This Addendum is subject to the provisions of the Trust Deed.

* * *